EXHIBIT 3.5

EXECUTION VERSION

MOTORS LIQUIDATION COMPANY
AVOIDANCE ACTION TRUST AGREEMENT

MOTORS LIQUIDATION COMPANY AVOIDANCE ACTION TRUST AGREEMENT, dated as of March 30, 2011 (as it may be amended from time to time, this “Trust Agreement”), by and among Motors Liquidation Company (“MLC”), MLC of Harlem, Inc., MLCS, LLC, MLCS Distribution Corporation, Remediation and Liability Management Company, Inc., and Environmental Corporate Remediation Company, Inc. (collectively, the “Debtors”), as debtors and debtors-in-possession, Wilmington Trust Company, as trust administrator and trustee (together with any successor appointed under the terms hereof, the “Trust Administrator”) of the Motors Liquidation Company Avoidance Action Trust (the “Trust”) for the benefit of the Trust Beneficiaries (as defined below), and FTI Consulting, Inc., as trust monitor (together with any successor appointed under the terms hereof, the “Trust Monitor”) of the Trust.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Debtors’ Second Amended Joint Chapter 11 Plan of liquidation pursuant to chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as amended (the “Bankruptcy Code”), dated March 18, 2011, as confirmed (including all exhibits thereto, as the same may be further amended, modified, or supplemented from time to time, the “Plan”).

Background

A.        Beginning on June 1, 2009, the Debtors filed in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) voluntary petitions for relief under chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”).

B.        On or about August 31, 2010, the Debtors filed their Plan and Disclosure Statement in the Bankruptcy Court.  The Debtors filed an amended Plan and Disclosure Statement on December 7, 2010. The Debtors filed a second amended Plan on March 18, 2011.

C.        The Disclosure Statement was approved by the Bankruptcy Court on December 8, 2010.

D.        On or about March 29, 2011, the Bankruptcy Court entered an order (the
“Confirmation Order”) confirming the Plan.

E.        The Plan provides for the creation of the Trust as a post-confirmation successor to MLC within the meaning of Section 1145(a) of the Bankruptcy Code, to hold and administer the Avoidance Action Trust Assets for the benefit of the Trust Beneficiaries and, to the extent received by the Trust, to distribute the Distributable Trust Assets to the Trust Beneficiaries in accordance with the terms of the Plan, the Confirmation Order and this Trust Agreement.

F.        The Plan also provides that the Trust Administrator may determine to hold and administer Other Debtor Residual Trust Assets, if any, for the benefit of the DIP Lenders.

G.        The Trust is being created, with respect to the Avoidance Action Trust Assets, on behalf of, and for the benefit of, the Trust Beneficiaries, and, with respect to the Other Debtor Residual Trust Assets, if any, on behalf of, and for the benefit of, the DIP Lenders.

H.        The Trust Administrator shall have all powers necessary to implement the provisions of this Trust Agreement and administer the Trust in respect of the Avoidance Action Trust Assets, including the power to: (i) prosecute for the benefit of the Trust Beneficiaries, through counsel and other professionals selected by the Trust Administrator, the Term Loan Avoidance Action and any other causes of action that may from time to time be held by the Trust in respect thereof; (ii) preserve and maintain the Avoidance Action Trust Assets; (iii) distribute the Distributable Trust Assets, if any, to the Trust Beneficiaries in accordance with the Plan, the Confirmation Order and this Trust Agreement; and (iv) expend the Avoidance Action Trust Administrative Cash (and, if applicable, the Avoidance Action Trust SEC Reporting Cash) to cover fees and expenses of the Trust, including payment of the fees and expenses of the Trust Professionals (other than in respect thereof of the Other Debtor Residual Trust Assets).

I.        The Trust Administrator shall also have all powers necessary to implement the provisions of this Trust Agreement and administer the Trust in respect of the Other Debtor Residual Trust Assets, if any, including the power to: (i) prosecute for the benefit of the DIP Lenders, through counsel and other professionals selected by the Trust Administrator, any causes of action that may from time to time be held by the Trust in respect thereof; (ii) preserve and maintain the Other Debtor Residual Trust Assets; (iii) distribute the Distributable Other Debtor Residual Trust Assets, if any, to the DIP Lenders in accordance with the Plan, the Confirmation Order and this Trust Agreement; and (iv) expend the Other Debtor Residual Trust Administrative Cash to cover fees and expenses of the Trust, including payment of the fees and expenses of the Trust Professionals, in respect thereof.

J.        The Trust Administrator shall otherwise perform the functions and take the actions provided for in this Trust Agreement or permitted in the Plan and/or the Confirmation Order, or in any other agreement executed pursuant to the Plan, in each case subject to the provisions of Articles VI, VIII and XI hereof regarding the rights and powers of the Trust Monitor.

K.        The Trust is subject to the continuing jurisdiction of the Bankruptcy Court, whose approval is required to pay or distribute money or property to, or on behalf of, a Trust Beneficiary, except as expressly provided in this Trust Agreement.

L.        The Trust (other than the Avoidance Action Trust Claims Reserve) is intended to qualify as a liquidating trust under Treasury Regulation section 301.7701-4(d) that is treated as a “grantor trust” for federal and applicable state and local income tax purposes.

Agreement

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the Debtors, the Trust Administrator and the Trust Monitor agree as follows:

ARTICLE I
DEFINED TERMS

1.1.        Definitions.  Whenever used in this Trust Agreement, unless the context otherwise requires, the following words and phrases shall have the respective meanings ascribed to them as follows:

(a)        “Affiliates” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.  For purposes of this definition “control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities, by contract or otherwise.

(b)        “Aggregate Maximum Amount” means the sum of the Maximum Amounts of all Disputed General Unsecured Claims, Unresolved Term Loan Avoidance Action Claims and Unresolved Other Avoidance Action Claims, as set forth in the applicable GUC Trust Report as the Aggregate Maximum Amount as of a given date.

(c)        “Allowed General Unsecured Claims” means, collectively, (i) the Initial Allowed General Unsecured Claims and (ii) the Resolved Allowed General Unsecured Claims.

(d)        “Avoidance Action Proceeds” means the proceeds of the Term Loan Avoidance Action.

(e)        “Avoidance Action Trust Administrative Cash” means the Cash held and maintained by the Trust Administrator for the purpose of paying the fees and expenses incurred by the Trust Administrator (including fees and expenses for Trust Professionals) in connection with the Trust and any obligations imposed on the Trust Administrator or the Trust, including fees and expenses relating to the performance of the Trust Administrator’s obligations under this Trust Agreement and the Plan, other than in respect of the Other Debtor Residual Trust Assets.  The Debtors shall reserve $1.6 million for the Avoidance Action Trust Administrative Cash, which shall be transferred to the Trust, less any amounts expended by MLC from and after the Effective Date in respect of the prosecution of the Term Loan Avoidance Action, on the Avoidance Action Trust Transfer Date.

(f)        “Avoidance Action Trust Assets” means, collectively, (i) the Term Loan Avoidance Action transferred to the Trust, (ii) the Avoidance Action Proceeds, (iii) the Avoidance Action Trust Administrative Cash, and (iv) the Avoidance Action Trust SEC Reporting Cash.

(g)        “Avoidance Action Trust SEC Reporting Costs” means any costs, fees or expenses incurred by the Trust that are directly or indirectly related to reports that may be required to be filed by the Trust with the SEC pursuant to applicable rules, regulations and interpretations of the SEC (including, without limitation, any legal, accounting or registration fees, costs and expenses incurred by the Trust with respect thereto).

(h)        “Avoidance Action Trust SEC Reporting Cash” has the meaning set forth in Section 2.3(e) of this Trust Agreement.

(i)        “Avoidance Action Trust Transfer Date” means the date selected by the Debtors on which the Avoidance Action Trust Assets are transferred to the Trust, which transfer shall occur on or before December 15, 2011.

(j)        “Bankruptcy Code” has the meaning set forth in the preamble to this Trust Agreement.

(k)        “Bankruptcy Court” has the meaning set forth in Background paragraph A.

(l)        “Budget” has the meaning set forth in Section 6.3.

(m)        “calendar quarter” means the relevant three-month period ending on the last day of March, June, September or December, as applicable, of each calendar year; provided, however, that the calendar quarter that contains the Avoidance Action Trust Transfer Date shall be the period commencing on the Avoidance Action Trust Transfer Date and concluding on the date on which the relevant calendar quarter would naturally end in accordance with the foregoing.

(n)        “Certificate of Trust” means the certificate of trust of the Trust as required by Section 3810 of the Delaware Act.

(o)        “Chapter 11 Cases” has the meaning set forth in Background paragraph A.

(p)        “Claim Conflict Resolution” has the meaning set forth in Section 3.6.

(q)        “Confidential Party” has the meaning set forth in Section 13.12.

(r)        “Confirmation Order” has the meaning set forth in Background paragraph D.

(s)        “Current Total Amount” means as of a given date, the sum of (A) the Total Allowed Amount as of such date and (B) the Aggregate Maximum Amount as of such date, as set forth in the applicable GUC Trust Report as the Current Total Amount as of a given date.

(t)        “Debtors” has the meaning set forth in the preamble to this Trust Agreement.

(u)        “Delaware Act” means the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq.

(v)        “DIP Credit Agreement Claims” means all Claims arising under the DIP Credit Agreement and Orders approving the DIP Credit Agreement dated June 25, 2009 and July 5, 2009.

(w)        “DIP Lender Distributable Trust Assets” means the Distributable Trust Assets distributable to the DIP Lenders, (x) in an amount equal to (i) the amounts of Cash advanced directly or indirectly by MLC to fund the costs and expenses associated with realizing the proceeds of the Term Loan Avoidance Action, including, without limitation, any such amounts expended to fund the costs and expenses of professionals retained by the defendants in the Term Loan Avoidance Action and (ii) without duplication, the amount of the Avoidance Action Trust Administrative Cash, and otherwise (y) as determined either by (i) mutual agreement between the U.S. Treasury and the Creditor’s Committee or (ii) Final Order.

(x)        “DIP Lenders” means the U.S. Treasury and EDC, as lenders under the DIP Credit Agreement.

(y)        “Disputed General Unsecured Claims” means the General Unsecured Claims against the Debtors that are Disputed (as defined in the Plan) as of the Initial GUC Record Date, until a time when such claims become Resolved General Unsecured Claims or are otherwise resolved pursuant to the claims resolution procedures contained in the Plan.

(z)        “Distributable Other Debtor Residual Trust Assets” means the Other Debtor Residual Assets Proceeds, if any, together with any earnings (including interest) thereon.

(aa)        “Distributable Other Debtor Residual Trust Cash” means any Cash or cash equivalents included in the Distributable Other Debtor Residual Trust Assets.

(bb)        “Distributable Trust Assets” means the Avoidance Action Proceeds together with any earnings (including interest) thereon.

(cc)        “Distributable Trust Cash” means any Cash or cash equivalents included in the Distributable Trust Assets.

(dd)        “Distribution Date” means the date of any distribution made by the Trust Administrator to the Trust Beneficiaries pursuant to this Trust Agreement, whether to the DIP Lenders pursuant to Section 5.1(d) or on account of Allowed General Unsecured Claims and/or Units.

(ee)        “Distribution Threshold” means $10,000,000.

(ff)        “Excess GUC Distributable Trust Assets Determination Date” has the meaning set forth in Section 5.4(a).

(gg)         Excess GUC Distributable Trust Assets” means (i) the amount of the GUC Distributable Trust Assets held by the Trust (after providing for all distributions then required to be made in respect of Resolved Allowed General Unsecured Claims), minus

(ii) the amount of the GUC Distributable Trust Assets necessary for the satisfaction of Claims in the amount of the Aggregate Maximum Amount pursuant to Section 5.3.

(hh)        “Final Recovery Date” has the meaning set forth in Section 5.1(a).

(ii)        “GUC Beneficiaries” means the holders of Allowed General Unsecured Claims or Units received in respect of such claims.

(jj)        “GUC Distributable Trust Assets” has the meaning set forth in Section 5.1(d).

(kk)        “GUC Trust Reports” means the reports prepared by the GUC Trust Administrator each quarter as provided in the GUC Trust Agreement, which shall be delivered to the Trust Administrator pursuant o the terms of the GUC Trust Agreement.

(ll)        “Holdback” has the meaning set forth in Section 6.1(b).

(mm)        “Incompetency” means, with respect to any Person, the incompetency of such Person if such Person is a natural person.

(nn)        “Initial Allowed General Unsecured Claims” has the meaning set forth in Section 5.2(b).

(oo)        “Initial GUC Distribution Date” has the meaning set forth in Section 5.2(b).

(pp)        “Initial GUC Record Date” has the meaning set forth in Section 5.2(b).

(qq)        “IRS” means the Internal Revenue Service.

(rr)        “Maximum Amount” means the maximum amount of any Disputed General Unsecured Claim, Unresolved Term Loan Avoidance Action Claim or Unresolved Other Avoidance Action Claim, calculated in accordance with the GUC Trust Agreement and as set forth in the applicable GUC Trust Report as the Maximum Amount of any Claim or group of Claims as of a given date.

(ss)        “MLC” has the meaning set forth in the preamble to this Trust Agreement.

(tt)        “Other Avoidance Action Claims” means the additional General Unsecured Claims that have arisen as a result of recovery of proceeds of the Avoidance Actions other than the Term Loan Avoidance Action (and any related unsecured claims).

(uu)        “Other Debtor Residual Assets” means any assets of MLC remaining at such time as the Debtors shall be liquidated, other than the Term Loan Avoidance Action and the Term Loan Avoidance Action Administrative Cash and any other assets of MLC whose disposition is specifically provided for under the Plan or the Confirmation Order.

(vv)        Other Debtor Residual Accepted Assets” means Other Debtor Residual Assets accepted by the Trust Administrator for transfer to the Trust pursuant to Section 2.3(b).

(ww)        “Other Debtor Residual Assets Proceeds” means any proceeds realized in respect of the Other Debtor Residual Accepted Assets.

(xx)        “Other Debtor Residual Trust Administrative Cash” means the Cash, if any, held and maintained by the Trust Administrator for the purpose of paying the fees and expenses incurred by the Trust Administrator (including fees and expenses for Trust Professionals) in connection with the Trust and any obligations imposed on the Trust Administrator or the Trust, including fees and expenses relating to the performance of the Trust Administrator’s obligations under this Trust Agreement and the Plan, but only in respect of the Other Debtor Residual Trust Assets, which Cash may be obtained by transfer to the Trust by the Debtors, from the DIP Lenders (in their sole discretion) or from the proceeds of the Other Debtor Residual Accepted Assets.

(yy)        “Other Debtor Residual Trust Assets” means, if any, collectively, (i) the Other Debtor Residual Accepted Assets transferred to the Trust, (ii) the Other Debtor Residual Assets Proceeds and (iii) the Other Debtor Residual Trust Administrative Cash.

(zz)        “Other Debtor Residual Assets Transfer Date” means the date selected by the Debtors on which the Other Debtor Residual Assets Transfer, if any, are transferred to the Trust, which transfer shall occur on or before December 15, 2011.

(aaa)        “Permissible Investments” means investments in any of the following:

(i)        Marketable securities issued by the U.S. Government and supported by the full faith and credit of the U.S. Treasury, either by statute or an opinion of the Attorney General of the United States;

(ii)        Marketable debt securities, rated Aaa by Moody’s and/ or AAA by S&P, issued by U. S. Government-sponsored enterprises, U. S. Federal agencies, U. S. Federal financing banks, and international institutions whose capital stock has been subscribed for by the United States;

(iii)        Certificates of deposit, time deposits, and bankers acceptances of any bank or trust company incorporated under the laws of the United States or any state, provided that, at the date of acquisition, such investment, and/or the commercial paper or other short term debt obligation of such bank or trust company has a short-term credit rating or ratings from Moody’s and/or S&P, each at least P-1 or A-1;

(iv)        Commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition is rated by Moody’s and/or S&P, provided each such credit rating is least  P-1 and/or A-1;

(v)        Money market mutual funds that are registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and operated in accordance with Rule 2a-7 and that at the time of such investment are rated Aaa by Moody’s and/or AAAm by S&P, including such funds for which the Trust Administrator or an Affiliate provides investment advice or other services;

(vi)        Tax-exempt variable rate commercial paper, tax-exempt adjustable rate option tender bonds, and other tax-exempt bonds or notes issued by municipalities in the United States, having a short-term rating of “MIG-1” or “VMIG-1” or a long term rating of “AA” (Moody’s), or a short-term rating of “A-1” or a long term rating of “AA” (S&P);  and

(vii)        Repurchase obligations with a term of not more than thirty days, 102 percent collateralized, for underlying securities of the types described in clauses (i) and (ii) above, entered into with any bank or trust company or its respective affiliate meeting the requirements specified in clause (iii) above.

(bbb)        “Plan” has the meaning set forth in the preamble to this Trust Agreement.

(ccc)        “Resolved Allowed General Unsecured Claims” means, collectively, (I)  the Disputed General Unsecured Claims that are allowed after the Initial GUC Record Date in accordance with the claims resolution procedures administered under the Plan (to the extent so resolved); (II) the Term Loan Avoidance Action Claims, to the extent and in the amount collected by the Trust against the respective defendants in the underlying litigation (including by way of settlement); and (III) the Other Avoidance Action Claims, to the extent and in the amount collected against the respective defendants in the underlying litigations (including by way of settlement).  For the avoidance of doubt, unless and until a Disputed General Unsecured Claim, Unresolved Term Loan Avoidance Action Claim or Unresolved Other Avoidance Action Claim becomes a Resolved Allowed General Unsecured Claim, the holders of such claim shall not receive any distribution from the Trust.

(ddd)        “Resolved Allowed General Unsecured Claims Determination Date” has the meaning set forth in Section 5.3(a).

(eee)        “SEC” means the Securities and Exchange Commission.

(fff)        “Secretary of State” means the Office of the Secretary of State of the State of Delaware.

(ggg)        “Tax Returns” means all tax returns, reports, certificates, forms or similar statements or documents.

(hhh)        “Term Loan Avoidance Action” means the Avoidance Action commenced by the Creditors’ Committee against JPMorgan Chase Bank, N.A., individually and as Administrative Agent, and various lenders party to a term loan agreement, dated as of November 29, 2006, between General Motors Corporation, as borrower, JPMorgan Chase Bank, N.A., as agent, and various institutions as lenders and agents, styled Official Committee of Unsecured Creditors of Motors Liquidation Co. v. JPMorgan Chase Bank, N.A. et al., Adv. Pro. No. 09-00504 (Bankr. S.D.N.Y. July 31, 2009).

(iii)        “Term Loan Avoidance Action Claims” means the additional General Unsecured Claims that have arisen as a result of recovery of proceeds of the Term Loan Avoidance Action (or any related unsecured claims).

(jjj)        “Total Allowed Amount” means the sum of the amount of all Initial Allowed General Unsecured Claims plus the amount of all Resolved Allowed General Unsecured Claims, as set forth in the applicable GUC Trust Report.

(kkk)        “Treasury Regulations” means the income tax regulations promulgated under the Tax Code, including any amended or successor income tax regulations thereto.

(lll)        “Trust” has the meaning set forth in the preamble to this Trust Agreement.

(mmm)        “Trust Administrator” has the meaning set forth in the preamble to this Trust Agreement.

(nnn)        “Trust Administrator Parties” means the Trust Administrator and its principals, directors, officers, employees, agents, representatives, attorneys, accountants, advisors and other professionals (including the Trust Professionals).

(ooo)        “Trust Agreement” has the meaning set forth in the preamble to this Trust Agreement.

(ppp)        “Trust Beneficiaries” means the holders of the DIP Credit Agreement Claims and the holders of Allowed General Unsecured Claims (or Units received in respect of such claims).

(qqq)        “Trust Cash” means the Cash or cash equivalents included in the Avoidance Action Trust Assets or the Other Debtor Residual Trust Assets, if any.

(rrr)        “Trust Monitor” has the meaning set forth in the preamble to this Trust Agreement.

(sss)        “Trust Monitor Parties” means the Trust Monitor and its principals, directors, officers, employees, agents, representatives, attorneys, accountants, advisors and other professionals.

(ttt)        “Trust Professionals” means, collectively, independent contractors, including attorneys, accountants, appraisers, disbursing agents or other parties deemed by the Trust Administrator to have the qualifications necessary or desirable to assist in the proper administration of the Trust and that are employed or retained by the Trust in such capacities.

(uuu)        “Unit Issuance Ratio” means the ratio of one Unit for each $1,000 in amount of Allowed General Unsecured Claims.

(vvv)        “Units” means the units of beneficial interest issued by the Trust to holders of Allowed General Unsecured Claims.

(www)        “Unresolved Other Avoidance Action Claim” means an Other Avoidance Action Claim that has not or has not yet arisen because no determination (including by way of settlement) has been made in the respective Avoidance Action against the respective defendant who would be entitled to such claim in the event of such determination (or if a determination has been made against the defendant, the proceeds related to such resolution have not been recovered in full).

(xxx)        “Unresolved Term Loan Avoidance Action Claim” means a Term Loan Avoidance Action Claim that has not or has not yet arisen because no determination (including by way of settlement) has been made in the Term Loan Avoidance Action against the respective defendant who would be entitled to such claim in the event of such determination (or if a determination has been made against the defendant, the proceeds related to such resolution have not been recovered in full).

(yyy)        “Wind-Down Facility" means the $1.175 billion wind-down facility provided to the Debtors pursuant to the DIP Credit Agreement.

ARTICLE II
DECLARATION OF TRUST

2.1.        Creation of Trust.  The Debtors and the Trust Administrator, pursuant to the Plan and the Confirmation Order and in accordance with the applicable provisions of chapter 11 of the Bankruptcy Code, hereby constitute and create the Trust, in the form of a statutory trust under the Delaware Act, which shall bear the name “Motors Liquidation Company Avoidance Action Trust.”  In connection with the exercise of the Trust Administrator’s power hereunder, the Trust Administrator may use this name or such variation thereof as the Trust Administrator sees fit.  The Trust Administrator, as trustee of the Trust, is hereby authorized and directed to execute and file a Certificate of Trust for the Trust in the form attached hereto as Exhibit B

2.2.        Purpose of Trust.  The sole purpose of the Trust is to liquidate and distribute its assets pursuant to the Plan in accordance with Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.

2.3.        Transfer of Avoidance Action Trust Assets to the Trust.

(a)         Effective upon the Avoidance Action Trust Transfer Date, the Debtors hereby transfer to the Trust, pursuant to Bankruptcy Code Sections 1123(a)(5)(B) and 1123(b)(3)(B), and in accordance with the Plan and the Confirmation Order, the Avoidance Action Trust Assets (other than the Avoidance Action Trust SEC Reporting Cash), as they exist on the Avoidance Action Trust Transfer Date, free and clear of any and all liens, claims, encumbrances and interests (legal, beneficial or otherwise) of all other persons to the maximum extent contemplated by and permissible under Bankruptcy Code Section 1141(c); provided, however that notwithstanding anything to the contrary in the Plan, Disclosure Statement, Confirmation Order, this Trust Agreement or any other agreement, the DIP Lenders shall maintain their liens on the Avoidance Action Trust Administrative Cash, provided that for the avoidance of doubt, the DIP Lenders shall not demand acceleration of their liens on the Avoidance Action Trust Administrative Cash except in accordance with the provisions of section 7.2 of the DIP Credit Agreement.  Such transfers shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar tax pursuant to Bankruptcy Code Section 1146.  The Debtors and their successors and assigns shall be released from any and all liability with respect to the transfer of the Avoidance Action Trust Assets to the Trust as aforesaid.  Nothing in this Trust Agreement is intended to, or shall be construed to, effect a release, extinguishment or compromise of any claim or cause of action transferred to the Trust pursuant to this Trust Agreement.  The Avoidance Action Trust Assets and all other property held from time to time by the Trust under this Trust Agreement (other than the Other Debtor Residual Trust Assets) and any earnings (including interest) thereon are to be managed, applied and disposed of by the Trust Administrator in accordance with the terms hereof, the Plan and the Confirmation Order for the benefit of the Trust Beneficiaries, and for no other party, subject to the further covenants, conditions and terms hereinafter set forth, including the provisions of Section 2.6.

(b)        To the extent any Avoidance Action Trust Assets cannot be transferred to the Trust, because of a restriction on transferability under applicable non-bankruptcy law that is not superseded by Bankruptcy Code Section 1123 or any other provision of the Bankruptcy Code, such assets shall be retained by the Debtors or any successor thereto including, without limitation, the GUC Trust.  The proceeds of the sale of any such assets retained by the Debtors (or any successor thereto) shall be allocated to the Trust pursuant to the Plan as if such transfer had not been restricted under applicable non-bankruptcy law.  The Trust Administrator may commence an action in the Bankruptcy Court to resolve any dispute regarding the allocation of the proceeds of any assets retained by the Debtors (or any successor thereto) pursuant to the Plan and Confirmation Order.

(c)        On the Avoidance Action Transfer Date, the Debtors shall also deliver, or cause to be delivered, to the Trust a complete list of all General Unsecured Claims, both Allowed and Disputed, reflected on the claims registry as of the Avoidance Action Trust Transfer Date, including the names and addresses of all holders of such General Unsecured Claims, whether such claims have been Allowed or are Disputed, and the details of all objections in respect of Disputed General Unsecured Claims.

(d)        Effective upon the Other Debtor Residual Assets Transfer Date, the Debtors hereby transfer to the Trust, pursuant to Bankruptcy Code Sections 1123(a)(5)(B) and 1123(b)(3)(B), and in accordance with the Plan and the Confirmation Order, such of the Other Debtor Residual Assets, as they exist on the Other Debtor Residual Assets Transfer Date, as the Trust Administrator, in its sole discretion but with the approval of the Trust Monitor, shall determine to accept, free and clear of any and all liens, claims, encumbrances and interests of all other persons to the maximum extent contemplated by and permissible under Bankruptcy Code Section 1141(c); provided that, for the avoidance of doubt, the Trust Administrator may determine not to accept the transfer to the Trust of any or all of the Other Debtor Residual Assets for any reason or for no reason.   Any such transfer shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar tax pursuant to Bankruptcy Code Section 1146.  The Debtors and their successors and assigns shall be released from any and all liability with respect to the transfer of the Other Debtor Residual Accepted Assets to the Trust as aforesaid.  Nothing in this Trust Agreement is intended to, or shall be construed to, effect a release, extinguishment or compromise of any claim or cause of action transferred to the Trust pursuant to this Trust Agreement, and notwithstanding anything to the contrary in the Plan, Disclosure Statement, Confirmation Order, this Trust Agreement or any other agreement, the DIP Lenders shall maintain their liens on the Other Debtor Residual Accepted Assets.  The Other Debtor Residual Trust Assets and all other property held from time to time by the Trust under this Trust Agreement in respect thereof, and any earnings (including interest) thereon, are to be managed, applied and disposed of by the Trust Administrator in accordance with the terms hereof, the Plan and the Confirmation Order for the benefit of the DIP Lenders, and for no other party, subject to the further covenants, conditions and terms hereinafter set forth, including the provisions of Section 2.6.

(e)  (i)        On the Avoidance Action Trust Transfer Date, the Debtors shall, pursuant to Section 2.3(e) of the GUC Trust Agreement, transfer Cash to the Trust in an amount of $500,000 (the “Avoidance Action Trust SEC Reporting Cash”). The Avoidance Action Trust SEC Reporting Cash shall be held by the Trust in a segregated account and shall be used solely for the satisfaction of Avoidance Action Trust SEC Reporting Costs.  Any taxes imposed on the Trust in respect of the Avoidance Action Trust SEC Reporting Cash shall be satisfied from the income realized thereon.

(ii)        The Trust Administrator shall only use Avoidance Action Trust SEC Reporting Cash to satisfy Avoidance Action Trust SEC Reporting Costs to extent there is no other available source of funds to satisfy such expenses, including, without limitation, any funds obtained through the reservation and application of all or a portion of the Holdback pursuant to Section 6.1(b) hereof.

(iii)        If the Trust Administrator determines that (x) reports are not, and at no time will be,  required to be filed by the Trust with the SEC pursuant to applicable rules, regulations and interpretations of the SEC or (y) the Trust has other available funds which are sufficient to satisfy any current or future projected, fees, costs or expenses that are directly or indirectly related to reports that may be required to be filed by the Trust with the SEC pursuant to applicable rules, regulations and interpretations of the SEC (including, without limitation, any legal, accounting or registration fees, costs and expenses incurred by the Trust with respect thereto), then the Trust shall transfer to the GUC Trust any Avoidance Action Trust SEC Reporting Cash that has not been applied as provided in this Section 2.3(e).

(iv)        Any income earned on the Avoidance Action Trust SEC Reporting Cash, net of taxes paid thereon, shall be Avoidance Action Trust Administrative Cash.

2.4.        Appointment and Acceptance of Trust Administrator.  The Trust Administrator shall be deemed to be appointed pursuant to Bankruptcy Code Section 1123(b)(3)(B) and is hereby appointed trustee of the Trust under the Delaware Act.  The Trust Administrator hereby accepts the such appointments, including trusteeship of the Trust created by this Trust Agreement and the grant, assignment, transfer, conveyance and delivery by the Debtors to the Trust Administrator, (i) on behalf of the Trust, and for the benefit, of the Trust Beneficiaries, of all of their respective right, title and interest in the

Distributable Trust Assets, and (ii) on behalf of the Trust, and for the benefit, of the DIP Lenders, of all of their respective right, title and interest in the Other Debtor Residual Trust Assets, upon and subject to the terms and conditions set forth in the Plan, the Confirmation Order and this Trust Agreement.  The Trust Administrator’s powers are exercisable solely in a fiduciary capacity consistent with, and in furtherance of, the purpose of the Trust and not otherwise, and in accordance with applicable law, including the Delaware Act.  The Trust Administrator shall have the authority to bind the Trust within the limitations set forth herein, but shall for all purposes hereunder be acting in the capacity as Trust Administrator, and not individually.

2.5.        Distribution of Distributable Trust Assets.  The Trust Administrator shall, in an expeditious but orderly manner and subject to the provisions of the Plan, the Confirmation Order and this Trust Agreement, make timely distributions of the Distributable Trust Assets and the Distributable Other Debtor Residual Assets in accordance with the terms hereof and not unduly prolong the existence of the Trust. The Trust Administrator may incur and pay any reasonable and necessary expenses in connection with the administration of the Trust, including the fees and expenses of the Trust Professionals provided, however, that all such expenditures (other than in respect of the Other Debtor Residual Trust Assets) shall be made in accordance with the Budget.

2.6.        No Reversion to Debtors.

(a)        In no event shall any part of the Avoidance Action Trust Assets or the Other Debtor Residual Trust Assets revert to or be distributed to or for the benefit of any Debtor.  All Distributable Trust Assets shall be applied as provided in Section 5.1(d), including to the satisfaction of Allowed General Unsecured Claims, including through distributions made in respect of the Units.  All Distributable Other Debtor Residual Trust Assets shall be applied as provided in Article 5A.

(b)        To the extent that after satisfaction in full of all of the costs and expenses of the administration of the Trust, after all Allowed General Unsecured Claims have been paid pursuant to the Plan, after satisfaction of all other obligations or liabilities of the Trust incurred or assumed in accordance with the Plan, Confirmation Order or this Trust Agreement (or to which the Avoidance Action Trust Assets are otherwise subject), and after the affairs of the Trust have been finally wound up and concluded in accordance with the provisions of Section 4.3 hereof and Section 3808 of the Delaware Act, there shall remain any Avoidance Action Trust Administrative Cash, the Trust Administrator is authorized to and shall distribute any such remaining Avoidance Action Trust Administrative Cash to the DIP Lenders in accordance with the terms of the DIP Credit Agreement and the Plan.  To the extent any portion of such residue is not accepted by the respective DIP Lenders, the Trust Administrator shall (i) be authorized to distribute up to $100,000 of such remaining Avoidance Action Trust Administrative Cash to an organization described in Section 501(c)(3) of the Tax Code and exempt from U.S. federal income tax under section 501(a) of the Tax Code that is unrelated to the Debtors, the Trust, any Trust Administrator Parties or any Trust Monitor Parties, or (ii) request an order from the Bankruptcy Court authorizing the Trust Administrator to distribute any such remaining Avoidance Action Trust Administrative Cash to such an organization, or authorizing such other disposition as recommended by the Trust Administrator and approved by the Bankruptcy Court.

ARTICLE III
TRUST BENEFICIARIES; UNITS

3.1.        Rights of Beneficiaries.

(a)        Except as provided in Section 2.6 hereof, the Trust Beneficiaries shall be the sole beneficiaries of the Trust (to the extent of the Avoidance Action Trust Assets) and the Distributable Trust Assets, and the Trust Administrator shall retain only such incidents of ownership as are necessary to undertake the actions and transactions authorized in the Plan, the Confirmation Order and this Trust Agreement, including those powers set forth in Articles VI and VIII hereof.

(b)        The beneficial interest of a Trust Beneficiary in the Trust is hereby declared and shall be in all respects and for all purposes intangible personal property.

(c)        Except as expressly provided herein, a Trust Beneficiary shall have no title or right to, or possession, management or control of, the Trust, or the Avoidance Action Trust Assets, or to any right to demand a partition or division of such assets or to require an accounting of the Trust Administrator or the Trust Monitor.  The whole legal title to the Avoidance Action Trust Assets shall be vested in the Trust as a separate legal entity under the Delaware Act or, if necessary, in the Trust Administrator on behalf of the Trust and the sole beneficial interest of the Trust Beneficiaries shall be as set forth in this Trust Agreement.

3.2.        Limited Liability.  No provision of the Plan, the Confirmation Order or this Trust Agreement, and no mere enumeration herein of the rights or privileges of any Trust Beneficiary, shall give rise to any liability of such Trust Beneficiary solely in its capacity as such, whether such liability is asserted by any Debtor, by creditors or employees of any Debtor, or by any other Person.  GUC Beneficiaries are deemed to receive the GUC Distributable Trust Assets in accordance with the provisions of the Plan, the Confirmation Order and this Trust Agreement in exchange for their Allowed General Unsecured Claims or on account of their Units, as applicable, without further obligation or liability of any kind, but subject to the provisions of this Trust Agreement.

3.3.        No Control by Trust Beneficiaries.  A Trust Beneficiary shall have no title to, or any right to possess, manage or control, the Avoidance Action Trust Assets, or any portion thereof or interest therein, except as expressly provided herein.  No surviving spouse, heir or devisee of any deceased Trust Beneficiary shall have any right of dower, homestead or inheritance, or of partition, or any other right, statutory or otherwise, in the Avoidance Action Trust Assets, but the whole title to all the Avoidance Action Trust Assets shall be vested in the Trust Administrator and the sole interest of the Trust Beneficiaries shall be the rights and benefits provided to such persons under this Trust Agreement.

3.4.        Issuance of Units.

(a)        The Trust shall issue Units to holders of Allowed General Unsecured Claims as provided in this Trust Agreement.  On the Initial GUC Distribution Date, holders of Initial Allowed General Unsecured Claims shall receive the number of Units equal to the amount of such Initial Allowed General Unsecured Claims multiplied by the Unit Issuance Ratio, rounded up or down to the nearest whole Unit.  Following the Initial GUC Distribution Date, holders of Resolved Allowed General Unsecured Claims shall receive the number of Units equal to the amount of such Resolved Allowed General Unsecured Claims multiplied by the Unit Issuance Ratio, rounded up or down to the nearest whole Unit.  Units will represent the contingent right to receive, on a pro rata basis as provided in the Plan, the Confirmation Order and this Trust Agreement, Excess GUC Distributable Trust Assets.  The Units shall be issued subject to all the terms and conditions of the Plan, the Confirmation Order and this Trust Agreement.  References in this Trust Agreement to holders of Units shall be to the record holders of such Units.

(b)        As provided in Section 7.5 hereof, the Trust Administrator may retain Units otherwise issuable pursuant to this section with respect to Allowed General Unsecured Claims that are subject to withholding, and the Trust Administrator shall apply amounts distributed in respect of such retained Units to satisfy such withholding obligations.

(c)        Notwithstanding the foregoing, if as of the Initial GUC Distribution Date, the total amount of the Disputed General Unsecured Claims in the aggregate is less than 0.5% of the Current Total Amount, no Units shall be distributed and any GUC Distributable Trust Assets remaining after satisfaction of all Initial Allowed General Unsecured Claims and any other obligations of the Trust shall be disposed of as set forth in the last sentence of Section 2.6(b).

3.5.        Ownership of Units; Transfers of Units.

(a)        The interest of a Trust Beneficiary is in all respects personal property, and upon the death, insolvency or incapacity of an individual GUC Beneficiary, such GUC Beneficiary’s Units shall pass to the legal representative of such GUC Beneficiary.

(b)        The Units will be issued and evidenced by appropriate notation on the books and records of the Trust Administrator.  The Units shall not be certificated and shall not be transferable, assignable, pledged or hypothecated in whole or in part, except by applicable laws of descent and distribution (in the case of a deceased individual GUC Beneficiary); by operation of law; in accordance with applicable Bankruptcy law; or as otherwise approved by the Bankruptcy Court.  The Trust Administrator shall not be required to recognize any equitable or other claims to such interest by the transferee thereof, and the named GUC Beneficiary shall remain as such for all purposes hereunder.

3.6.        Conflicting Claims to Units.  If the Trust Administrator has actual knowledge of any conflicting claims or demands that have been made or asserted with respect to a Unit, or a beneficial interest therein, the Trust Administrator shall be entitled, at its sole election, to refuse to comply with any such conflicting claims or demands.  In so refusing, the Trust Administrator may elect to make no payment or distribution with respect to the Unit subject to the claims or demands involved, or any part thereof, and the

Trust Administrator shall be entitled to refer such conflicting claims or demands to the Bankruptcy Court, which shall have exclusive and continuing jurisdiction over resolution of such conflicting claims or demands.  The Trust Administrator shall not be or become liable to any party for either (i) its election to continue making distributions pursuant to its books and records, without regard to the conflicting claims or demands; or (ii) its election to cease payments or distributions with respect to the subject Unit.  In the event that the Trust Administrator elects to cease payments, it shall be entitled to refuse to act until either (x) the rights of the adverse claimants have been adjudicated by a Final Order of the Bankruptcy Court (or such other court of proper jurisdiction) or (y) all differences have been resolved by a written agreement among all of such parties and the Trust Administrator, which agreement shall include a complete release of the Trust, the Trust Administrator Parties and the Trust Monitor Parties in form and substance reasonably satisfactory to the Trust Administrator and Trust Monitor (the occurrence of either (x) or (y), a “Claim Conflict Resolution”).  Until a Claim Conflict Resolution is reached with respect to such conflicting claims or demands, the Trust Administrator shall hold in a segregated account any payments or distributions from the Trust to be made with respect to the Unit(s) at issue.  Promptly after a Claim Conflict Resolution is reached, the Trust Administrator shall transfer the payments and distributions, if any, held in the segregated account, together with interest and income earned thereon, if any, in accordance with the terms of such Claim Conflict Resolution.

3.7.        Distributions Relating to Note Claims and Eurobond Claims.  The Trust shall distribute GUC Distributable Trust Assets and Units to the Indenture Trustees and Fiscal and Paying Agents, to the extent necessary to provide each beneficial holder of debt securities arising out of or relating to the Note Claims and Eurobond Claims with an amount of GUC Distributable Trust Assets and Units equal to the amount of GUC Distributable Trust Assets and Units such holder would receive had its claim been treated as an Initial Allowed General Unsecured Claim hereunder. For the avoidance of doubt, Units will be issued and evidenced by appropriate notation on the books and records of the Trust Administrator in the names of the Indenture Trustees and the Fiscal and Paying Agents, as applicable, and not in the individual names of the beneficial holders of debt securities arising out of or relating to the Note Claims and Eurobond Claims.

ARTICLE IV
DURATION AND TERMINATION OF THE TRUST

4.1.        Duration.  The Trust shall become effective upon (x) the earlier to occur of (i) the Avoidance Action Trust Transfer Date and (ii) the Other Debtor Residual Assets Transfer Date, if any, and (y) the execution of this Trust Agreement and the filing of the Certificate of Trust with the Secretary of State and shall remain and continue in full force and effect until (a) all of the Distributable Trust Assets and all Distributable Other Debtor Residual Trust Assets, if any, have been distributed pursuant to the Plan and this Trust Agreement, (b) the Trust Administrator determines, in its discretion and with the approval of the Trust Monitor, that the administration of the Avoidance Action Trust Assets is not likely to yield sufficient additional Distributable Trust Assets or Distributable Other Debtor Residual Trust Assets to justify further pursuit, and (c) all other distributions required to be made by the Trust Administrator under the Plan and this Trust Agreement have been made, but in no event shall the Trust be dissolved later than three (3) years from the earlier of (i) the Avoidance Action Trust Transfer Date and (ii) the Other Debtor Residual Assets Transfer Date, unless the Bankruptcy Court, upon motion within the six (6) month period prior to the third (3rd) anniversary of the earlier of (i) the Avoidance Action Trust Transfer Date and (ii) the Other Debtor Residual Assets Transfer Date (or at least six (6) months prior to the end of an extension period), determines that a fixed period extension (such that, together with any prior extensions, the dissolution of the Trust shall occur no later than five (5) years from the date on which the Trust became effective, without a favorable private letter ruling from the IRS that any further extension would not adversely affect the status of the Trust as a liquidating trust for U.S. federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the Avoidance Action Trust Assets or the Other Debtor Residual Trust Assets, as the case may be.  If at any time the Trust Administrator determines, in reliance upon such professionals as the Trust Administrator may retain and with the approval of the Trust Monitor, that (x) the expense of administering the Trust so as to make a final distribution to the Trust Beneficiaries is likely to exceed the value of the Avoidance Action Trust Assets remaining in the Trust and (y) the expense of administering the Trust so as to make a final distribution to the DIP Lenders is likely to exceed the value of the Other Debtor Residual Trust Assets, if any, remaining in the Trust, the Trust Administrator may apply to the Bankruptcy Court for authority to (i) reserve any amounts necessary to dissolve the Trust, (ii) transfer the balance to the DIP Lenders and/or the GUC Trust as determined either by (A) mutual agreement between the U.S. Treasury and the Creditors’ Committee or, if the Creditors’ Committee shall have been disbanded, the Trust Monitor or (B) Final Order, or donate any balance to a charitable organization described in section 501(c)(3) of the Tax Code and exempt from U.S. federal income tax under section 501(a) of the Tax Code that is unrelated to the Debtors, the Trust, any Trust Administrator Parties or any Trust Monitor Parties, and (iii) dissolve the Trust.

4.2.        Dissolution of the Trust.  Notwithstanding anything to the contrary in this Trust Agreement, in no event shall the Trust Administrator unduly prolong the duration of the Trust, and the Trust Administrator shall, in the exercise of its reasonable business judgment and in the interests of all Trust Beneficiaries, at all times endeavor to terminate the Trust as soon as practicable in accordance with the purposes and provisions of this Trust Agreement and the Plan.  Upon final dissolution and wind-up of the Trust, the Trust Administrator shall file a certificate of cancellation for the Trust with the Secretary of State.

4.3.        Continuance of Trust for Purposes of Winding Up.  After the dissolution of the Trust and solely for the purpose of liquidating and winding up its affairs, the Trust Administrator shall continue to act in such capacity until its duties hereunder have been fully performed.  The Trust Administrator shall retain the books, records and files that shall have been delivered to or created by the Trust Administrator until distribution or resolution of all the Avoidance Action Trust Assets and Other Debtor Residual Trust Assets, if any.  At the Trust Administrator’s discretion, all of such books, records and files may be destroyed at any time following the later of (x) final distribution of the Avoidance

Action Trust Assets and Other Debtor Residual Trust Assets, if any, unless such books, records and files are necessary to fulfill the Trust Administrator’s obligations pursuant to Articles VI and VIII hereof and subject to any joint prosecution and common interests agreement(s) to which the Trust Administrator may be party, and (y) the date until which the Trust Administrator is required by applicable law to retain such books, records and files.

ARTICLE V
DISTRIBUTIONS TO TRUST BENEFICIARIES

5.1.        General.

(a)        Until such date as the Term Loan Avoidance Action shall have been completely and finally resolved in full against all defendants (including by way of settlement) and the Trust Administrator determines that all Avoidance Action Proceeds have been collected in respect thereof (such date, the “Final Recovery Date”), the Trust Administrator shall establish Distribution Dates no less frequently than once each calendar year and no more frequently than once a calendar quarter for the distribution of Distributable Trust Assets as provided in this Article V; provided that distributions need not be made in any calendar year to the extent (A) there are no Distributable Trust Assets held by the Trust or (B) the Trust Administrator, with the approval of the Trust Monitor, determines (i) that it is reasonably necessary to retain the Distributable Trust Assets to meet contingent liabilities and maintain the value of the Avoidance Action Trust Assets (such as, for example, in the event that the Trust Administrator determines that the Distributable Trust Assets are so small in amount as not to justify making a distribution, taking into account the costs that would be incurred in making the distribution,  the anticipated total amount of Distributable Trust Assets expected to be available for distribution over time and the timing of the distribution or distributions thereof), or (ii) that it is necessary to retain the Distributable Trust Assets to pay reasonable incurred and anticipated expenses (including any taxes imposed on the Trust or in respect of the Avoidance Action Trust Assets) or to satisfy liabilities incurred and anticipated by the Trust in accordance with the Plan, the Confirmation Order and this Trust Agreement.  Following the Final Recovery Date, distributions shall be made on a quarterly basis, as provided in this Article V.

(b)        Except as otherwise set forth herein, no distributions shall be made with respect to any portion of a Disputed General Unsecured Claim, Unresolved Term Loan Avoidance Action Claim or Unresolved Other Avoidance Action Claim unless and until such Disputed General Unsecured Claim, Unresolved Term Loan Avoidance Action Claim or Unresolved Other Avoidance Action Claim has become an Allowed General Unsecured Claim.

(c)        To the extent that a Disputed General Unsecured Claim, Unresolved Term Loan Avoidance Action Claim or Unresolved Other Avoidance Action Claim has become an Allowed General Unsecured Claim, distributions (if any) shall be made to the holder of such Allowed General Unsecured Claim in accordance with the provisions of the Plan, the Confirmation Order and this Trust Agreement.

(d)        The Distributable Trust Assets shall be distributed

(i)        first, to the DIP Lenders, each in their relative proportion pursuant to the terms of the DIP Credit Agreement, in the amount of the DIP Lender Distributable Trust Assets; and

(ii)        second, the remainder, if any, to the holders of Allowed General Unsecured Claims (the “GUC Distributable Trust Assets”).

(e)        On any Distribution Date following the Final Recovery Date on which the Trust does not hold sufficient GUC Distributable Trust Assets, after taking into account any amounts necessary to satisfy the current and projected future fees and expenses of the Trust (including those of any Trust Professionals) pursuant to Section 6.1(b), to satisfy all Disputed General Unsecured Claims or other Claims that became Resolved Allowed General Unsecured Claims since the next preceding Resolved Allowed General Unsecured Claims Determination Date following which there was a distribution pursuant to Section 5.3(c), the Trust Administrator shall distribute all GUC Distributable Trust Assets that remain in the Trust to the holders of such Resolved Allowed General Unsecured Claims pro rata by Claim amount.  Following such distribution, any remaining unsatisfied portion of such Resolved Allowed General Unsecured Claims, together with all remaining Disputed General Unsecured Claims and other Claims (including any Term Loan Avoidance Action Claims and any Other Avoidance Action Claims) shall be forever barred from assertion against the Trust.

(f)        Anything to the contrary herein notwithstanding but subject to Section 5.1(a), the Trust Administrator shall not make a distribution of GUC Distributable Trust Assets on any Distribution Date pursuant to Sections 5.2 or 5.4, if the amount to be distributed pursuant thereto does not exceed the Distribution Threshold.  In such case, any GUC Distributable Trust Assets then available for distribution shall be held by the Trust and distributed on a subsequent Distribution Date when the amount of the GUC Distributable Trust Assets to be distributed shall exceed the Distribution Threshold; provided that if on the date determined by the Trust Administrator to be the final Distribution Date the GUC Distributable Trust Assets do not exceed the Distribution Threshold, then such GUC Distributable Trust Assets shall be disposed of as provided in the final sentence of Section 2.6(b).

(g)        For the avoidance of doubt, if the Trust fails to recover any Avoidance Action Proceeds or if the Avoidance Action Proceeds recovered by the Trust through the Final Recovery Date do not exceed the amount of DIP Lender Distributable Trust Assets, then no distributions shall be made hereunder in respect of any Allowed General Unsecured Claims.

5.2.        Distribution to the DIP Lenders and to Holders of Initial Allowed General Unsecured Claims.

(a)        The Trust Administrator shall make distributions to the DIP Lenders, from time to time in accordance with Section 5.1(a), of the DIP Lender Distributable Trust Assets until the DIP Lender Distributable Trust Assets shall have been distributed in full.

(b)        Once the DIP Lender Distributable Trust Assets have been distributed in full, the Trust Administrator shall make distributions of the GUC Distributable Trust Assets, from time to time in accordance with Section 5.1(a).  The Trust Administrator shall establish a record date (the “Initial GUC Record Date”) for the holders of the General Unsecured Claims that are allowed as of the Initial GUC Record Date (the “Initial Allowed General Unsecured Claims”) who shall be entitled to participate in the first distribution of GUC Distributable Trust Assets, which date shall be the last day of the calendar quarter next preceding the date of such distribution (such Distribution Date, the “Initial GUC Distribution Date”).  On the Initial GUC Distribution Date, the Trust Administrator shall distribute to each holder of an Initial Allowed General Unsecured Claim a distribution consisting of:

(i)        an amount of GUC Distributable Trust Assets at the time available for distribution, in proportion to the amount of such Initial Allowed General Unsecured Claim as prescribed in subsection (d) below; and

(ii)        a number of Units as provided in Section 3.4.

(c)        During the period, if any, following the Initial GUC Distribution Date and prior to the Final Recovery Date, and as promptly as practicable following the Final Recovery Date, as and to the extent that additional GUC Distributable Trust Assets become available for distribution from time to time as a result of additional recoveries by the Trust in the Term Loan Avoidance Action, the Trust Administrator shall, from time to time in accordance with Section 5.1(a), make additional distributions to the holders of Initial Allowed General Unsecured Claims, on a Distribution Date or Dates designated by the Trust Administrator for such purpose, in the amount prescribed in subsection (d) below.  Subject to the proviso in Section 5.1(a), the Trust Administrator shall make such distributions no less frequently than once each calendar year and no more frequently than once each calendar quarter.

(d)        The amount of GUC Distributable Trust Assets that the holder of an Initial Allowed General Unsecured Claim shall be entitled to receive pursuant to Section 5.2 (or, in the case of a holder of a Resolved Allowed General Unsecured Claim being treated as if it were a holder of an Initial Allowed General Unsecured Claim in the amount of its Resolved Allowed General Unsecured Claim pursuant to Section 5.3(c)) on any Distribution Date (including the Initial Distribution Date) shall be determined in accordance with the following formula:

D = (	A ------ C	) x G

Where—

D	is the distribution that the holder of an Initial Allowed General Unsecured Claim (or the holder of a Resolved Allowed General Unsecured Claim pursuant to Section 5.3(c)) will be entitled to receive;

A	is the amount of the Initial Allowed General Unsecured Claim (or the holder of a Resolved Allowed General Unsecured Claim pursuant to Section 5.3(c));

C	is the Current Total Amount as of the last day of the calendar quarter next preceding the respective Distribution Date; and

G
is the amount available for distribution determined as of the last day of the calendar quarter next preceding the respective Distribution Date, after taking account of any Holdback, or the application of such Holdback, pursuant to Section 6.1(b).

5.3.        Distributions to Holders of Resolved Allowed General Unsecured Claims.

(a)        Following the Initial GUC Distribution Date, the Trust Administrator, with the approval of the Trust Monitor, shall periodically make a determination (the date of any such determination, which shall in all cases be made as of the last day of a calendar quarter, being a “Resolved Allowed General Unsecured Claims Determination Date”) whether any holders of Disputed General Unsecured Claims or other Claims have become holders of Resolved Allowed General Unsecured Claims since the next preceding Resolved Allowed General Unsecured Claims Determination Date or, in the case of the first such determination, since the Initial GUC Record Date.  During the period, if any, following the Initial GUC Distribution Date and prior to the Final Recovery Date, the Trust Administrator shall make such determination no less frequently than once each calendar year and no more frequently than once each calendar quarter, and following the Final Recovery Date such determination shall be made once each calendar quarter.

(b)        On a Distribution Date scheduled as soon as practicable following each Resolved Allowed General Unsecured Claims Determination Date, the Trust Administrator shall, subject to the proviso in Section 5.1(a), distribute to each holder of a Resolved Allowed General Unsecured Claim identified on such Resolved Allowed General Unsecured Claims Determination Date, if any:

(i)        the pro rata amount of GUC Trust Distributable Assets that the holder of such Resolved Allowed General Unsecured Claim would have received had such Resolved Allowed General Unsecured Claim been an Initial Allowed General Unsecured Claim, including the aggregate amount of Excess GUC Trust Distributable Trust Assets that the holder would have received had it been the holder of Units referred to in clause (ii) below on each Excess GUC Distributable Trust Assets Determination Date occurring on or prior to the date of such distribution; provided that a holder of a Resolved Allowed General Unsecured Claim shall not receive pursuant to this clause (i) an amount of Excess GUC Trust Distributable Assets distributed in respect of any prior Excess GUC Distributable Trust Assets Determination Date to the extent that it will be receiving such Excess GUC Trust Distributable Assets as a distribution on the Units to be received by such holder pursuant to clause (ii) below; and

(ii)        a number of Units as provided in Section 3.4.

(c)        Once a holder of a Resolved Allowed General Unsecured Claim has received the distribution prescribed in the preceding subsection (b), such holder shall be treated as if it were a holder of an Initial Allowed General Unsecured Claim in the amount of its Resolved Allowed General Unsecured Claim on all subsequent Distribution Dates established for purposes of Section 5.2(c).

(d)        For the avoidance of doubt, it is intended that the distributions to be made to holders of Resolved Allowed General Unsecured Claims in accordance with this Section 5.3 shall provide such holders, as nearly as possible, with the exact same amount of distributions as if such holders had been holders of Initial Allowed General Unsecured Claims.

5.4.        Distribution of Excess GUC Distributable Trust Assets.

(a)        Following the Initial GUC Distribution Date, the Trust Administrator, with the approval of the Trust Monitor, shall periodically make a determination (the date of any such determination, which shall in all cases be as of the last day of a calendar quarter, being an “Excess GUC Distributable Trust Assets Determination Date”) of the Excess GUC Distributable Trust Assets as of such date, taking into account the extent to which Disputed General Unsecured Claims are disallowed or the Term Loan Avoidance Action or other Avoidance Actions are resolved in favor of the defendants therein.  During the period, if any, following the Initial GUC Distribution Date and prior to the Final Recovery Date, the Trust Administrator shall make such determination no less frequently than once each calendar year and no more frequently than once each calendar quarter, and following the Final Recovery Date such determination shall be made once each calendar quarter.

(b)        On a Distribution Date scheduled as soon as practicable following each Excess GUC Distributable Trust Assets Determination Date, the Trust Administrator shall, subject to the proviso of Section 5.1(a), distribute the Excess GUC Distributable Trust Assets, in each case determined as of the respective Excess GUC Distributable Trust Assets Determination Date, to the holders of Units outstanding on such Excess GUC Distributable Trust Assets Determination Date (including Units distributed or to be distributed to holders of Resolved Allowed General Unsecured Claims pursuant to Section 5.3(b)(ii) on such Distribution Date), pro rata according to the following formula:

Where—

DU	is the distribution of Excess GUC Distributable Trust Assets that a holder of Units will be entitled to receive;

UH	is the number of Units held by the holder;

UO	is the total number of Units outstanding (including Units distributed to holders of Resolved Allowed General Unsecured Claims pursuant to Section 5.3(b)(ii) on such Distribution Date);

is the sum of the amounts that are or were available for distribution to holders of Initial Allowed General Unsecured Claims (and holders of Resolved Allowed General Unsecured Claims pursuant to Section 5.3(c)) on the relevant Distribution Date and each prior Distribution Date;

TU	is the Total Allowed Amount as of the Excess GUC Distributable Trust Assets Determination Date;

CU	is the Current Total Amount as of the Excess GUC Distributable Trust Assets Determination Date;

L
is the aggregate amount of all (i) Disputed General Unsecured Claims disallowed since the next preceding Excess GUC Distributable Trust Assets Determination Date (or, in the case of the first Excess GUC Distributable Trust Assets Determination Date, since the Initial GUC Record Date), (ii) Unresolved Term Loan Avoidance Action Claims to the extent resolved (including by way of settlement) in favor of the respective defendants since the next preceding Excess GUC Distributable Trust Assets Determination Date (or, in the case of the first Excess GUC Distributable Trust Assets Determination Date, since the Initial GUC Record Date); and (iii) all Unresolved Other Avoidance Action Claims to the extent resolved (including by way of settlement) in favor of the respective defendants since the next preceding Excess GUC Distributable Trust Assets Determination Date (or, in the case of the first Excess GUC Distributable Trust Assets Determination Date, since the Initial GUC Record Date); and

H	is the amount, if any, of any holdback pursuant to Section 6.1 that was not otherwise deducted from the amounts available for distribution on a Distribution Date.

(c)        Notwithstanding the foregoing, if the Trust Administrator becomes aware of previously unknown potential Allowed General Unsecured Claims, the Trust Administrator may, with the approval of the Trust Monitor, withhold distribution of Excess GUC Distributable Trust Assets to the holders of Units in an amount that the Trust Administrator, with the approval of the Trust Monitor, estimates to be the maximum amount reasonably allowable in respect of such previously unknown claims.

5.5.        Retention of Avoidance Action Trust Assets.  Notwithstanding anything in this Trust Agreement to the contrary, the Trust Administrator shall at all times, to the extent practicable, retain

(a)        sufficient GUC Distributable Trust Assets as the Trust Administrator shall determine, with the approval of the Trust Monitor, as would be distributable (I) to all holders of Disputed General Unsecured Claims at the time outstanding as if all Disputed General Unsecured Claims were allowed at the Maximum Amount, but only until such Disputed General Unsecured Claims are resolved, (II) to the holders of all Resolved Allowed General Unsecured Claims at the time outstanding, to the extent not previously distributed, (III) in respect of any Unresolved Term Loan Avoidance Action Claims at the Maximum Amount thereof but only until the Term Loan Avoidance Action is dismissed by Final Order or such claims become Resolved Allowed General Unsecured Claims, and (IV) in respect of any Unresolved Other Avoidance Action Claims at the Maximum Amount thereof but only until such claims become Resolved Allowed General Unsecured Claims or the related other Avoidance Actions are dismissed by Final Order; and

(b)        sufficient Avoidance Action Trust Administrative Cash as the Trust Administrator shall determine, with the approval of the Trust Monitor and subject to the Budget, is necessary (x) to pay the reasonable incurred or anticipated fees and expenses of the Trust (including any taxes imposed on the Trust or in respect of the Avoidance Action Trust

Assets) and (y) to satisfy other liabilities incurred or anticipated by the Trust in accordance with the Plan, the Confirmation Order and this Trust Agreement.

5.6.        Minimum Distributions.  Notwithstanding anything to the contrary contained herein, no Cash payment in an amount less than $25 shall be made by the Trust Administrator to any holder of an Allowed General Unsecured Claim or Unit under any circumstance; provided that the Trust Administrator shall carry the entitlement of such holder of an Allowed General Unsecured Claim or Unit to such amount on its books and records, shall aggregate such amount with any subsequent amount to which such holder shall become entitled and shall make payment of such amount to such holder at such time as the amounts due such holder in the aggregate shall equal $25 or more; provided further that if any such amount shall be owing to a holder of an Allowed General Unsecured Claim or Unit as of the date determined by the Trust Administrator to be the final Distribution Date, such amount shall be disposed of as provided in the final sentence of Section 2.6(b).

5.7.        Distributions Not in Compliance with this Article.  Subject to Section 5.3(d), in the event that the Trust Administrator determines in good faith that it is necessary or desirable in order to carry out the intent and purposes of the Plan, the Confirmation Order and this Trust Agreement to receive any assets or make any distribution in a manner that is not in technical compliance with this Trust Agreement, the Trust Administrator shall be permitted to receive assets or make, or cause to be made, distributions in such manner, but only with the approval of the Trust Monitor; provided, however, that no such distribution shall result in any holder of an Allowed General Unsecured Claim receiving a distribution in excess of the distribution that such holder would have received had such claim been an Initial Allowed General Unsecured Claim or shall discriminate among the holders of Units.  Except as aforesaid, no payment or distribution of Avoidance Action Trust Assets shall be made to, or on behalf of, a Trust Beneficiary or any other person except in strict accordance with the terms of this Trust Agreement, the Plan, and the Confirmation Order, unless such payment or distribution shall have been approved by the Bankruptcy Court.

5.8.        No Accounting.  Except as otherwise provided in the Plan, the Confirmation Order or this Trust Agreement, nothing shall require the Trust Administrator to file any accounting or seek approval of any court with respect to the administration of the Trust or as a condition for making any payment or distribution out of the Avoidance Action Trust Assets.

ARTICLE VA
DISTRIBUTIONS TO DIP LENDERS

If any Other Debtor Residual Accepted Assets shall be transferred to the Trust, the Trust Administrator shall make distributions to the DIP Lenders of Distributable Other Debtor Residual Assets, if any, from time to time (but no less frequently than once each calendar year), pro rata as their interests appear, as the Trust Administrator shall determine with the approval of the Trust Monitor or as the Trust Administrator shall be directed by a majority in interest of the DIP Lenders; provided that distributions need not be made in any calendar year to the extent (A)

there are no Distributable Other Debtor Residual Assets held by the Trust or (B) the Trust Administrator, with the approval of the Trust Monitor, determines that it is necessary to retain the Distributable Other Debtor Residual Assets to (i) meet any contingent liabilities of the Trust or maintain the value of the Other Debtor Residual Trust Assets (such as for example, in the event that the Trust Administrator determines that the Distributable Other Debtor Residual Assets are so small in amount as not to justify making a distribution, taking into account the costs that would be incurred in making the distribution, the anticipated total amount of Distributable Other Debtor Residual Assets expected to be available for distribution over time and the timing of the distribution or distributions thereof), or (ii) pay reasonable incurred and/or anticipated expenses of the Trust (including any taxes imposed on the Trust or in respect of the Other Debtor Residual Trust Assets) or to satisfy liabilities incurred and/or anticipated by the Trust in accordance with the Plan, the Confirmation Order and this Trust Agreement.

ARTICLE VI
ADMINISTRATION OF THE TRUST

6.1.        Payment of Costs, Expenses and Liabilities (other than in respect of the Other Debtor Residual Accepted Assets).

(a)        Subject to the Budget, the Trust Administrator shall use the Avoidance Action Trust Administrative Cash:

(i)        to pay reasonable costs and expenses of the Trust that are incurred in connection with the administration thereof (including any taxes imposed on the Trust, actual reasonable fees and out-of-pocket expenses incurred by Trust Professionals retained by the Trust Administrator in connection with the administration of the Avoidance Action Trust Assets and preservation of books and records);

(ii)        to satisfy other obligations or other liabilities incurred or assumed by the Trust (or to which the Avoidance Action Trust Assets are otherwise subject) in accordance with the Plan, the Confirmation Order, or this Trust Agreement, including fees and expenses incurred and in connection with, the prosecution and resolution of the Term Loan Avoidance Action the protection, preservation and distribution of the Avoidance Action Trust Assets; and

(iii)        to satisfy any other obligations of the Trust expressly set forth in the Plan, the Confirmation Order or this Trust Agreement to be satisfied out of the Avoidance Action Trust Administrative Cash.

(b) (i)        If, at any time, the Trust Administrator determines that the Avoidance Action Trust Administrative Cash is not reasonably likely to be adequate to satisfy the current and projected future fees, costs and expenses (including, without limitation any Avoidance Action Trust SEC Reporting Costs) of the Trust (other then in respect of the Other Debtor Residual Trust Assets), the Trust Administrator may, with the approval of the Trust Monitor, reserve an amount, or increase the amount previously reserved, of Distributable Trust Assets to satisfy such fees, costs and expenses (the “Holdback”).  If at any time, the GUC Trust Administrator determines that the Holdback is materially greater than the amount of the current and projected future fees, costs and expenses as aforesaid, the Trust Administrator shall, with the approval of the Trust Monitor, release from the Holdback the amount of such excess.

(ii)        To the extent necessary to satisfy the fees, costs and expenses on account of which the Holdback may be reserved, the GUC Trust Administrator may, in consultation with the Trust Monitor, and upon approval by the Bankruptcy Court in accordance with the provisions of Section 6.1(b)(iii), apply all or a portion of the Holdback to the satisfaction of such fees, costs and expenses.

(iii)        The application of the Trust Administrator seeking Bankruptcy Court approval to utilize Distributable Trust Assets shall include the position of the Trust Monitor in respect thereof.  The Trust Administrator shall provide at least twenty (20) days notice to the Trust Monitor, the holders of Units and the holders of Disputed General Unsecured Claims prior to a hearing on a motion to use any Distributable Trust Assets.

(c)        Notwithstanding that as a result of the utilization of Distributable Trust Assets pursuant to Section 6.1(b) the amount of GUC Distributable Trust Assets shall be less than the assets required to satisfy Claims in the amount of the Current Total Amount then outstanding, the Trust Administrator shall continue to satisfy Disputed General Unsecured Claims, any Unresolved Term Loan Avoidance Action Claims and any Unresolved Other Avoidance Action Claims that become Allowed General Unsecured Claims in the order they are resolved as otherwise provided in this Trust Agreement.

6.2.        Payment of Costs, Expenses and Liabilities in respect of the Other Debtor Residual Accepted Assets.

(a)        The Trust Administrator shall not be required to undertake any activity in respect of the Other Debtor Residual Accepted Assets, including for purposes of realizing upon such assets in order to make distributions of Distributable Other Debtor Residual Trust Assets to the DIP Lenders, unless there shall be available to the Trust Administrator Other Debtor Residual Trust Administrative Cash sufficient for such purposes.

(b)        If sufficient Other Debtor Residual Trust Administrative Cash shall be available to the Trust Administrator, then the Trust Administrator shall, as approved by the Trust Monitor or as directed by a majority in interest of the DIP Lenders:

(i)        pay reasonable costs and expenses of the Trust that are incurred in connection with the Other Debtor Residual Accepted Assets (including any taxes imposed on the Trust, actual reasonable fees and out-of-pocket expenses incurred by Trust Professionals retained by the Trust Administrator in connection with the administration of the Other Debtor Residual Accepted Assets and preservation of books and records);

(ii)        satisfy other obligations or other liabilities incurred or assumed by the Trust in respect of the Other Debtor Residual Accepted Assets (or to which the Other Debtor Residual Accepted Assets are otherwise subject) in accordance with the Plan, the Confirmation Order, or this Trust Agreement, including fees and expenses incurred and in connection with, the prosecution and resolution of any action to realize upon the Other Debtor Residual Accepted

Assets and the protection, preservation and distribution of the Other Debtor Residual Accepted Assets; and

(iii)        satisfy any other obligations of the Trust expressly set forth in the Plan, the Confirmation Order or this Trust Agreement to be satisfied out of the Other Debtor Residual Trust Administrative Cash.

6.3.        Budget.

(a)        The Trust Administrator shall prepare and submit to the Trust Monitor and the DIP Lenders for approval a reasonably detailed annual plan and budget (the “Budget”) at least thirty (30) days prior to the commencement of each calendar year; provided, however, that the first such Budget shall be agreed to as of the Avoidance Action Trust Transfer Date.  Such annual plan and Budget shall set forth (on a quarterly basis) in reasonable detail: (A) the Trust Administrator’s anticipated actions to administer the Avoidance Action Trust Assets; and (B) the anticipated fees and expenses, including professional fees, associated with the administration of the Trust, a separate amount representing the anticipated fees and expenses of the Trust Monitor and detail as to how the Trust will budget and spend the Avoidance Action Trust Administrative Cash.  Such Budget shall be updated and submitted to the Trust Monitor and the DIP Lenders for review on a quarterly basis, and each such quarterly update shall reflect the variances (with explanations) between (x) the Budget, (y) any updated Budget, and (z) the actual results for the same period.  For the avoidance of doubt, the DIP Lenders may object in the Bankruptcy Court with respect to any quarterly update that materially changes the Budget and the Bankruptcy Court shall resolve such dispute.  All actions by the Trust Administrator shall be consistent with the Budget (as updated).  The Trust Administrator may obtain any required approval of the Budget on reasonable negative notice (which shall be not less than 15 days after receipt of the Budget) and approval of the Budget shall not be unreasonably withheld.   In the event of any dispute concerning the Budget (or the taking of actions consistent with the Budget), the Trust Administrator or the Trust Monitor may petition the Bankruptcy Court to resolve such dispute.

(b)        The Trust Administrator, with the approval of the Trust Monitor, and the DIP Lenders may agree on a budget for activities in respect of the Other Debtor Residual Accepted Assets.

(c)        Notwithstanding any other provision of this Trust Agreement, the approval of the DIP Lenders shall not be required for any use of the Avoidance Action Trust SEC Reporting Cash.

6.4.        [Intentionally omitted.]

6.5.        Compliance with Laws.  Any and all distributions of Avoidance Action Trust Assets shall be in compliance with applicable laws, including applicable federal and state tax and securities laws.

6.6.        Fiscal Year.  Except for the first and last years of the Trust, the fiscal year of the Trust shall be the calendar year.  For the first and last years of the Trust, the fiscal year of the Trust shall be such portion of the calendar year that the Trust is in existence.

6.7.        Books and Records.

(a)        The Trust Administrator shall maintain and preserve the Debtors’ books, records and files that shall have been delivered to or created by the Trust Administrator.

(b)        The Trust Administrator shall maintain books and records relating to the assets, liabilities, income and expense of the Trust, all distributions made by the Trust and the payment of fees and expenses of, and satisfaction of claims against or assumed by, the Trust and the Trust Administrator, in such detail and for such period of time as may be necessary to enable it to make full and proper reports in respect thereof in accordance with the provisions of this Trust Agreement and otherwise to comply with applicable provisions of law, including tax law.

(c)        The Trust Administrator shall maintain, or cause to be maintained, a register of holders of Units, from time to time outstanding, to the extent any Units are issued hereunder, in customary form.

6.8.        Cash Payments.  All distributions of Distributable Trust Cash required to be made by the Trust Administrator may be made in Cash denominated in U.S. dollars by checks drawn on a United States domestic bank selected by the Trust Administrator or, at the option of the Trust Administrator, by wire transfer from a United States domestic bank selected by the Trust Administrator or as otherwise required or provided in applicable agreements; provided, however, that cash payments to foreign persons may be made, at the option of the Trust Administrator, in such funds as and by such means as are necessary or customary in a particular foreign jurisdiction.

6.9.        Insurance.  The Trust shall maintain customary insurance coverage for the protection of the Trust Administrator Parties and the Trust Monitor Parties and any such other persons serving as administrators and overseers of the Trust, on and after the Avoidance Action Trust Transfer Date, in all cases in accordance with the Budget.  The Trust Administrator may also obtain such insurance coverage as it deems necessary and appropriate with respect to real and personal property which may become Avoidance Action Trust Assets, if any, in accordance with such Budget.  To the extent that there is any incremental cost for customary insurance coverage covering the activities of the Trust Administrator Parties and the Trust Monitor Parties in respect of the Other Debtor Residual Accepted Assets, the Trust Administrator and the Trust Monitor shall not be required to undertake any such activities unless there is available sufficient Other Debtor Residual Trust Administrative Cash to fund such incremental cost.

ARTICLE VII
TAX MATTERS

7.1.        Tax Treatment.

(a)        For all U.S. federal and applicable state and local income tax purposes, all parties (including the Debtors, the Trust Administrator, the holders of the DIP Credit Agreement Claims, and the holders of Allowed General Unsecured Claims) shall treat the Trust and the transfer of the Avoidance Action Trust Assets and the Other Debtor Residual Assets to the Trust in a manner consistent with the remainder of this Section 7.1.

(b)        If no Other Debtor Residual Assets are transferred to the Trust upon the dissolution of MLC and the DIP Lender Distributable Trust Assets have not been determined (either as a percentage or as a fixed amount of Distributable Trust Assets or on some other basis) on or prior to the Avoidance Action Trust Transfer Date, then (subject to clause (c) below) the Trust Administrator shall treat the Trust as either (A) a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9 (including, if required, timely so electing) or (B) if permitted under applicable law and at the election of the Trust Administrator, as a “complex trust.”

(c)        If Other Debtor Residual Assets are transferred to the Trust upon the dissolution of MLC or the DIP Lender Distributable Trust Assets have been determined (either as a percentage or as a fixed amount of Distributable Trust Assets or on some other basis) on or prior to the Avoidance Action Trust Transfer Date, or otherwise upon determination of the DIP Lender Distributable Trust Assets (either as a percentage or as a fixed amount of Distributable Trust Assets or on some other basis) after the Avoidance Action Trust Transfer Date, the Trust (other than the Avoidance Action Trust Claims Reserve) shall be treated as a liquidating trust that is treated as a grantor trust and the Avoidance Action Trust Assets (upon the determination of the DIP Lender Distributable Trust Assets) and Other Debtor Residual Trust Assets (upon the transfer of Other Debtor Residual Assets to the Trust) shall be treated as (i) being transferred directly to the Trust Beneficiaries; provided, however, that to the extent Avoidance Action Trust Assets are allocable to Disputed General Unsecured Claims, Unresolved Term Loan Avoidance Action Claims or Unresolved Other Avoidance Action Claims, such Avoidance Action Trust Assets shall be treated as being transferred to the Avoidance Action Trust Claims Reserve, followed by (ii) the transfer by such Trust Beneficiaries of the Avoidance Action Trust Assets (other than the Avoidance Action Trust Assets allocable to the Avoidance Action Trust Claims Reserve) and the Other Debtor Residual Trust Assets, as applicable, to the Trust in exchange for beneficial interests in the Trust.  Accordingly, Trust Beneficiaries receiving beneficial interests in the Trust shall be treated as the grantors and owners of their respective share of the Avoidance Action Trust Assets (other than any Avoidance Action Trust Assets allocable to the Avoidance Action Trust Claims Reserve) and Other Debtor Residual Trust Assets, as applicable.

(d)        Any determination made pursuant to this Section 7.1 shall be conclusive and binding on all parties (including the Debtors, the Trust Administrator, the holders of the DIP Credit Agreement Claims, and the holders of Allowed General Unsecured Claims) for U.S. federal, and (to the extent permitted by applicable law) state and local, income tax purposes.  Accordingly, to the extent permitted by applicable law, all parties shall report consistently with the U.S. federal income tax treatment of the Trust by the Trust Administrator for state and local income tax purposes.

7.2.        Valuation of Assets.  As soon as practicable after the Avoidance Action Trust Transfer Date, the Trust Administrator shall make a good-faith valuation of the Avoidance Action Trust Assets and Other Debtor Residual Trust Assets, and such valuation shall be made available from time to time, to the extent relevant, and shall be used consistently by all parties (including the Debtors, the Trust Administrator, the holders of the DIP Credit Agreement Claims, and the holders of Allowed General Unsecured Claims) for all U.S. federal and applicable state and local income tax purposes.

7.3.        Payment of Taxes.  The Trust Administrator shall be responsible for payment, out of the Avoidance Action Trust Assets, of any taxes imposed on the Trust (other than in respect of the Other Debtor Residual Assets) or the Avoidance Action Trust Assets, including the Avoidance Action Trust Claims Reserve. The Trust Administrator shall be responsible for payment, out of the Other Debtor Residual Assets of any taxes imposed on the Trust in respect of the Other Debtor Residual Assets or on the Other Debtor Residual Assets.  In the event, and to the extent, any Cash retained on account of Disputed General Unsecured Claims, Unresolved Term Loan Avoidance Action Claims or Unresolved Other Avoidance Action Claims in the Avoidance Action Trust Claims Reserve is insufficient to pay the portion of any such taxes attributable to the taxable income arising from the assets allocable to, or retained on account of, Disputed General Unsecured Claims, Unresolved Term Loan Avoidance Action Claims or Unresolved Other Avoidance Action Claims, such taxes shall be (i) reimbursed from any subsequent Cash amounts retained on account of Disputed General Unsecured Claims, Unresolved Term Loan Avoidance Action Claims or Unresolved Other Avoidance Action Claims, or (ii) to the extent such Disputed General Unsecured Claims, Unresolved Term Loan Avoidance Action Claims or Unresolved Other Avoidance Action Claims subsequently have been resolved, deducted from any amounts otherwise distributable by the Trust Administrator as a result of the resolution of such Disputed General Unsecured Claims, Unresolved Term Loan Avoidance Action Claims or Unresolved Other Avoidance Action Claims.

7.4.        Tax Reporting.

(a)        The Trust Administrator shall file (or cause to be filed) Tax Returns for the Trust treating the Trust (except the Avoidance Action Trust Claims Reserve or as otherwise provided in Section 7.1(b) above) as a grantor trust pursuant to Treasury Regulation section 1.671-4(a) and in accordance with the applicable provisions of this Section 7.4.  The Trust Administrator also shall annually send to each Trust Beneficiary a separate statement setting forth such Trust Beneficiary’s share of items of income, gain, loss, deduction, or credit of the Trust (including, for the avoidance of doubt, earnings on the Avoidance Action Trust Administrative Cash and the Avoidance Action Trust SEC Reporting Cash) and shall instruct all Trust Beneficiaries to report such items on their respective U.S. federal income Tax Returns or to forward the appropriate information to their respective beneficial holders with instructions to report such items on their U.S. federal income Tax Returns.  The Trust Administrator also shall file (or cause to be filed) any other statements, returns, or disclosures relating to the Trust that are required by any governmental unit.

(b)        Allocations of the Trust’s taxable income among the Trust Beneficiaries shall be determined by reference to the manner in which an amount of Cash equal to such taxable income would be distributed (without regard to any restrictions on distributions described herein) if, immediately prior to such deemed distribution, the Trust had distributed all of its other assets (valued at their tax book value and other than assets attributable to the Avoidance Action Trust Claims Reserve) to the Trust Beneficiaries, in each case up to the tax book value of the assets treated as contributed by such Trust Beneficiaries, adjusted for prior taxable income and loss and taking into account all prior and concurrent distributions from the Trust.  Similarly, taxable loss of the Trust shall be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining Avoidance Action Trust Assets and Other Debtor Residual Trust Assets.  The tax book value of the Avoidance Action Trust Assets and Other Debtor Residual Trust Assets for this purpose shall equal their fair market value on the Avoidance Action Trust Transfer Date and Other Debtor Residual Trust Assets Transfer Date, as applicable, adjusted in accordance with tax accounting principles prescribed by the Tax Code, applicable Treasury Regulations, and other applicable administrative and judicial authorities and pronouncements.

(c)        The Trust Administrator shall (x) treat the Avoidance Action Trust Claims Reserve for U.S. federal income tax purposes as either (i) a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9 by timely so electing or (ii) a “complex trust,” provided, however, that if the Trust is treated as a “disputed ownership fund” or as a “complex trust” pursuant to Section 7.1(b) above, then the Avoidance Action Trust Claims Reserve shall be treated in the same manner, and (y) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes. Any determination made pursuant to this Section 7.4 shall be conclusive and binding on all parties (including the Debtors, the Trust Administrator, the holders of the DIP Credit Agreement Claims, and the holders of Allowed General Unsecured Claims) for U.S. federal, state, and local income tax purposes.

7.5.        Tax Withholdings.  The Trust Administrator shall withhold and pay to the appropriate taxing authority all amounts required to be withheld pursuant to the Tax Code, Treasury Regulations or other applicable requirements, including any provision of any foreign, state or local tax law, with respect to any payment or distribution to the Trust Beneficiaries.  All such amounts withheld, and paid to the appropriate taxing authority, shall be treated as amounts distributed to such Trust Beneficiaries for all purposes of this Trust Agreement.  The Trust Administrator shall be authorized to collect such tax information from the Trust Beneficiaries (including social security numbers or other tax identification numbers) as it in its sole discretion deems necessary to effectuate the Plan, the Confirmation Order and this Trust Agreement, or to comply with any applicable withholding or reporting requirement.  The Trust Administrator may refuse to make a distribution to any Trust Beneficiary that fails to furnish such information in a timely fashion, until such information is furnished; provided, however, that upon a Trust Beneficiary furnishing such information, the Trust Administrator shall make such distribution to which such Trust Beneficiary is entitled, without interest.

7.6.        Expedited Determination of Taxes.  The Trust Administrator may request an expedited determination of taxes of the Trust, including the Avoidance Action Trust Claims Reserve, under Section 505(b) of the Bankruptcy Code for any or all Tax Returns

filed for, or on behalf of, the Trust for any or all taxable periods (or part thereof) through the dissolution of the Trust.

7.7.        [Intentionally omitted.]

7.8.        Delivery of Statement of Transfers.  If the Trust Administrator elects to treat (i) the Trust, pursuant to and to the extent provided in Section 7.1 above and/or (ii) the Avoidance Action Trust Claims Reserve as a disputed ownership fund within the meaning of Treasury Regulation section 1.468B-9, then following the Avoidance Action Trust Transfer Date (but in no event later than February 15th of the calendar year following the Avoidance Action Trust Transfer Date), MLC shall provide a “§ 1.468B-9 Statement” to the Trust Administrator in accordance with Treasury Regulation section 1.468B-9(g).

7.9.        Allocation of Distributions Between Principal and Interest.  All deemed distributions (including deemed transfers pursuant to Section 7.1(b)(i)) in connection with the allowance of any Allowed General Unsecured Claim shall be allocated first to the principal amount of such Allowed General Unsecured Claim, as determined for federal income tax purposes, and thereafter, to the remaining portion of such Allowed General Unsecured Claim, if any.

ARTICLE VIII
POWERS OF AND LIMITATIONS ON THE TRUST ADMINISTRATOR

8.1.        Powers of the Trust Administrator.

(I)        Other Than in Respect of the Other Debtor Residual Accepted Assets

(a)        Pursuant to the terms of the Plan and the Confirmation Order, the Trust Administrator shall have various powers, duties and responsibilities concerning the prosecution of and resolution of the Term Loan Avoidance Action, maximizing the property of the Trust, the disposition of the Avoidance Action Trust Assets and the administration of the Trust.  In addition, the Trust Administrator shall coordinate with the GUC Trust Administrator to maximize efficiency in distributions to general unsecured creditors in any situation where such coordination would be beneficial.

(b)        The Trust Administrator shall have only such rights, powers and privileges expressly set forth in the Plan, the Confirmation Order or this Trust Agreement and as otherwise provided by applicable law.  Subject to the Plan, the Confirmation Order and other provisions herein, including the provisions relating to approvals of the Trust Monitor, the Trust Administrator shall be expressly authorized to undertake the following actions, in the Trust Administrator’s good faith judgment, in the best interests of the Trust Beneficiaries and in furtherance of the purpose of the Trust:

(i)        hold and manage the Avoidance Action Trust Assets;

(ii)        hold legal title to any and all rights of the Trust Beneficiaries in, to or arising from the Avoidance Action Trust Assets, for the benefit of the Trust Beneficiaries that are entitled to distributions therefrom under the Plan, whether, in the case of GUC Beneficiaries, their General Unsecured Claims are Allowed on or after the Avoidance Action Trust Transfer Date;

(iii)        prosecute and, if appropriate, sell, settle and resolve, abandon and/or dismiss the Term Loan Avoidance Action;

(iv)        execute all agreements, instruments and other documents, and effect all other actions necessary or appropriate to dispose of the Avoidance Action Trust Assets;

(v)        monitor and enforce the implementation of the Plan insofar as relating to this Trust Agreement, the Avoidance Action Trust Assets or the Trust;

(vi)        calculate and implement distributions of the GUC Distributable Trust Assets obtained through the exercise of its power and authority as contemplated by the Plan, the Confirmation Order and this Trust Agreement and in accordance with the interests of the holders of Allowed General Unsecured Claims;

(vii)        retain, pay, oversee and direct the services of, and terminate Trust Professionals in accordance with Section 8.3 hereof to carry out its duties and obligations hereunder, in all cases in accordance with the Budget;

(viii)        pay the reasonable fees and expenses of the Trust Administrator and Trust Monitor, in all cases in accordance with the Budget;

(ix)        incur and pay all reasonable expenses, satisfy ordinary course liabilities and make all other payments reasonable and necessary to administer and dispose of the Avoidance Action Trust Assets, in all cases in accordance with the Budget;

(x)        invest monies received by the Trust, the Trust Administrator or otherwise held by the Trust or the Trust Administrator in accordance with Section 8.4 hereof;

(xi)        protect and enforce the rights to the Avoidance Action Trust Assets vested in the Trust Administrator by this Trust Agreement by any method deemed reasonably appropriate, including by judicial proceedings or pursuant to any applicable bankruptcy, insolvency, moratorium or similar law and general principles of equity;

(xii)        vote any claim or interest held by the Trust in a case under the Bankruptcy Code and receive any distribution therefrom for the benefit of the Trust;

(xiii)        make all necessary filings in accordance with any applicable law, statute or regulation;

(xiv)        purchase customary insurance coverage in accordance with Section 6.9 hereof;

(xv)        assert and/or waive any applicable privileges (legal or otherwise) on behalf of the Trust, or with respect to the Avoidance Action Trust Assets held by the Debtors at any time (prepetition or postpetition);

(xvi)        maintain the books and records of the Trust;

(xvii)        open, maintain and close any bank, securities or other accounts that are necessary and appropriate to manage the Avoidance Action Trust Assets, including but not limited to the accounts listed on Exhibit A hereto;

(xviii)        receive from the Debtors and administer the Avoidance Action Trust SEC Reporting Cash in accordance with Section 2.3(e) hereof and file such reports as may be required pursuant to the applicable rules, regulations and interpretations of the SEC; and

(xix)        perform such functions and take such actions as are provided for or permitted in the Plan, the Confirmation Order, this Trust Agreement or any other agreement executed pursuant to the Plan and take any other actions as it may deem to be reasonably necessary or appropriate to realize, preserve and dispose of the Avoidance Action Trust Assets.

(c)        [Intentionally omitted.]

(d)        In all circumstances, the Trust Administrator shall act in the best interests of all Trust Beneficiaries and in furtherance of the purpose of the Trust, and in a manner not inconsistent with the best interests of the Trust Beneficiaries and consistent with the Budget.  The Trust Administrator shall not take any action inconsistent with the purpose of the Trust, or take (or fail to take) any action that would cause the Trust (other than the Avoidance Action Trust Claims Reserve) to fail to qualify as a liquidating trust within the meaning of Treasury Regulation section 301.7701-4(d) that is treated as a grantor trust.

(e)        Notwithstanding any provision herein to the contrary, the Trust Administrator shall not serve on the board of directors, management committee or any similar governing body of any non-Debtor subsidiary of MLC, where the charter, limited liability company agreement, partnership agreement or other similar constituent document of such subsidiary does not provide for a liquidating purpose for such subsidiary.  Except as otherwise provided in this Trust Agreement, the Trust Administrator will not be required to obtain the order or approval of the Bankruptcy Court, or any other court of competent jurisdiction in, or account to the Bankruptcy Court or any other court of competent jurisdiction for, the exercise of any right, power or privilege conferred hereunder.  Notwithstanding the foregoing, where the Trust Administrator determines, in its reasonable discretion, that it is necessary, appropriate or desirable, the Trust Administrator will have the right to submit to the Bankruptcy Court or any other court of competent jurisdiction any question or questions regarding any specific action proposed to be taken by the Trust Administrator with respect to this Trust Agreement, the Trust, or the Avoidance Action Trust Assets, including the administration and distribution of the Avoidance Action Trust Assets and the termination of the Trust.  Pursuant to the Plan, the Bankruptcy Court has retained jurisdiction for such purposes and may approve or disapprove any such proposed action upon motion by the Trust Administrator.

(II)           In Respect of the Other Debtor Residual Accepted Assets

The Trust Administrator shall have the rights, powers and privileges to act in respect of the Other Debtor Residual Accepted Assets, if any, in the manner set forth in Section 8.1(I), mutatis mutandis.  In all such circumstances, the Trust Administrator shall act in the best interests of DIP Lenders and in furtherance of the purpose of the Trust, and in a manner not inconsistent with the best interests of the DIP Lenders.  For the avoidance of doubt, the Trust Administrator shall not be obligated to undertake any activities in respect of the Other Debtor Residual Trust Assets unless there shall be available sufficient Other Debtor Residual Trust Administrative Cash to pay in full its fees, costs and expenses in respect thereof.

8.2.        Limitations on the Trust Administrator.  The Trust Administrator shall not be authorized to engage, in its capacity as Trust Administrator, in any trade or business with respect to the Avoidance Action Trust Assets or to take (or fail to take) any action that would cause the Trust (other than the Avoidance Action Trust Claims Reserve) to fail to qualify as a liquidating trust within the meaning of Treasury Regulation section 301.7701-4(d) that is treated as a grantor trust.  The Trust Administrator shall take such actions consistent with the prompt orderly disposition of the Avoidance Action Trust Assets and the Other Debtor Residual Accepted Assets, if any, as required by applicable law and consistent with the treatment of the Trust (other than the Avoidance Action Trust Claims Reserve) as a liquidating trust within the meaning of Treasury Regulation section 301.7701-4(d) that is treated as a grantor trust, to the extent such actions are permitted by this Trust Agreement.  The Trust Administrator shall, in its capacity as Trust Administrator, be restricted to (x) the liquidation of the Trust on behalf, and for the benefit, of the Trust Beneficiaries and the distribution and application of Avoidance Action Trust Assets for the purposes set forth in, and the conservation and protection of the Avoidance Action Trust Assets and the administration thereof, and (y) the liquidation of the Trust on behalf, and for the benefit, of the DIP Lenders and the distribution and application of Other Debtor Residual Trust Assets for the purposes set forth in, and the conservation and protection of the Other Debtor Residual Trust Assets and the administration thereof, in each case in accordance with, the provisions of the Plan, the Confirmation Order and this Trust Agreement.

8.3.        Agents and Professionals.

(a)        The Trust Administrator on behalf of the Trust may, but shall not be required to, from time to time enter into contracts with, consult with and retain Trust Professionals, on such terms as the Trust Administrator deems appropriate in accordance with the terms hereof and (other than in respect of the Other Debtor Residual Accepted Assets) in accordance with the Budget.  None of the professionals that represented parties-in-interest in the Chapter 11 Cases shall be precluded from being engaged by the Trust Administrator solely on account of their service as a professional for such parties-in-interest prior to the Avoidance Action Trust Transfer Date or the Other Debtor Residual Assets Transfer Date, as the case may be.

(b)        After the Avoidance Action Trust Transfer Date, Trust Professionals shall be required to submit reasonably detailed invoices on a monthly basis to the Trust

Administrator and the Trust Monitor, including in such invoices a description of the work performed, the individuals who performed such work, and, if billing on an hourly basis, the hourly rate of such person, plus an itemized statement of expenses.  The Trust Administrator shall timely pay all such invoices that are not disputed by the Trust Administrator and as to which the Trust Monitor does not object within fifteen (15) days after their receipt thereof, and shall not require approval of the Bankruptcy Court in order to do so.  In the event of any dispute concerning the entitlement to, or the reasonableness of any compensation and/or expenses of any Trust Professionals, either the Trust Administrator or the affected Trust Professional may petition the Bankruptcy Court to resolve the dispute.

(c)        Except as permitted by Section 6.1(b) and Section 2.3(e) hereof, all payments to Trust Professionals (other than in respect of Other Debtor Residual Trust Assets) shall be paid out of the Avoidance Action Trust Administrative Cash.  Payments to Trust Professionals for activities in respect of the Other Debtor Residual Trust Assets shall be paid out of the Other Debtor Residual Trust Administrative Cash.

8.4.        Investment of Trust Cash.

(a)        The Trust Administrator shall establish segregated accounts for the Trust Cash as follows: (i) Distributable Trust Cash which shall be held in trust for the benefit of the Trust Beneficiaries; (ii) Distributable Other Debtor Residual Cash, which shall be held in trust for the benefit of the DIP Lenders and on which the DIP Lenders shall have a lien; (iii) Avoidance Action Trust Administrative Cash and Other Debtor Residual Trust Administrative Cash which shall be used to pay the administrative expenses of the Trust, on which the DIP Lenders shall have a lien; and (iv) Avoidance Action Trust SEC Reporting Cash which shall be used to satisfy Avoidance Action Trust SEC Reporting Costs in accordance with Section 2.3(e) hereof.

(b)        The Trust Administrator shall invest the Trust Cash (including any earnings thereon or proceeds thereof) in the manner set forth in this Section 8.4, but shall otherwise be under no liability for interest or income on any monies received by the Trust hereunder and held for distribution or payment to the Trust Beneficiaries, except as such interest shall actually be received.  Investment of any Trust Cash shall be administered in accordance with the general duties and obligations hereunder.  The right and power of the Trust Administrator to invest the Trust Cash and the proceeds thereof, or any income earned by the Trust, shall be limited to investing such Trust Cash (pending distribution or disbursement in accordance with the Plan or this Trust Agreement) in Permissible Investments; provided, however, that such Permissible Investments shall be limited to include only those investments that a liquidating trust, within the meaning of Treasury Regulations section 301.7701-4(d), may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise.

(c)        For the avoidance of doubt, the Trust is not, and will not hold itself out as, an “investment company” as such term is understood under the Investment Company Act of 1940, and is prohibited from investing, reinvesting or trading in securities (other than making any Permissible Investments as contemplated by the Plan, the Confirmation Order and this

Trust Agreement) or conducting any trade or business other than implementing the Plan and distributing Distributable Trust Assets under the Plan and this Trust Agreement.

8.5.        Communication with the GUC Trust Administrator.  The Trust Administrator shall communicate with the GUC Trust Administrator to obtain such information regarding, as of a given date, (A) the holders and amounts of General Unsecured Claims, Disputed General Unsecured Claims, Unresolved Term Loan Avoidance Action Claims, Unresolved Other Avoidance Action Claims and Resolved Allowed General Unsecured Claims, (B) the respective Maximum Amounts of all Disputed General Unsecured Claims, Unresolved Term Loan Avoidance Action Claims and Unresolved Other Avoidance Action Claims, (C) the Current Total Amount, (D) the Aggregate Maximum Amount, (E) any components of the foregoing and (E) any other information within the custody or control of the GUC Trust Administrator which shall be necessary or desirable in order for the Trust Administrator to timely make any calculation or determination hereunder to identify and make distributions to the GUC Beneficiaries and to maintain any books and records required to be maintained, or necessary or desirable for the Trust Administrator or the Trust Monitor to fulfill their respective functions, hereunder; provided, however, that the provision of such information shall be under appropriate arrangements of confidentiality to the extent such information has at the time not been publicly disclosed.

8.6.        Termination.  The duties, responsibilities and powers of the Trust Administrator will terminate when the Trust is dissolved and terminated pursuant to Article IV hereof and the Trust Administrator has performed all of its obligations under Section 4.3, by an order of the Bankruptcy Court or by entry of a final decree closing the Debtors’ cases before the Bankruptcy Court; provided, however, that Sections 9.4, 9.5 and 9.6 hereof shall survive such termination, dissolution and entry.

ARTICLE IX
ADDITIONAL MATTERS CONCERNING THE TRUST ADMINISTRATOR

9.1.        Reliance by Trust Administrator.  Except as otherwise provided in the Plan, the Confirmation Order or this Trust Agreement, the Trust Administrator may rely and shall be protected in acting upon any resolution, statement, instrument, opinion, report, notice, request, consent, order or other paper or document reasonably believed by the Trust Administrator to be genuine and to have been signed or presented by the proper party or parties.

9.2.        Liability to Third Persons.  To the fullest extent permitted by applicable law, the Trust Administrator Parties shall not be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person (including, in the case of the Trust Administrator, to any Trust Professionals retained by the Trust Administrator in accordance with this Trust Agreement) in connection with the Avoidance Action Trust Assets, the Other Debtor Residual Trust Assets or the affairs of the Trust and shall not be liable with respect to any action taken or omitted to be taken in good faith, except for actions and omissions determined by a Final Order of the Bankruptcy Court to be due to their respective willful misconduct (including, but not limited to, conduct that results in a personal profit at the expense of the Trust), gross negligence, fraud, malpractice, criminal conduct, unauthorized use of confidential information that causes damages, breach of fiduciary duty (to the extent applicable), or ultra vires acts, and all such persons shall look solely to the Avoidance Action Trust Assets (other than in respect of the Other Debtor Residual Accepted Assets and activities related thereto) or the Other Debtor Residual Trust Assets (in respect of the Other Debtor Residual Accepted Assets and activities related thereto) for satisfaction of claims of any nature arising in connection with affairs of the Trust.

9.3.        Non-liability of Trust Administrator for Acts of Others.  Except as provided herein, nothing contained in the Plan, the Confirmation Order or this Trust Agreement shall be deemed to be an assumption by the Trust Administrator of any of the liabilities, obligations or duties of the Debtors or shall be deemed to be or contain a covenant or agreement by the Trust Administrator to assume or accept any such liability, obligation or duty.  Any successor Trust Administrator may accept and rely upon any accounting made by or on behalf of any predecessor Trust Administrator hereunder, and any statement or representation made as to the assets comprising the Avoidance Action Trust Assets or the Other Debtor Residual Trust Assets, or as to any other fact bearing upon the prior administration of the Trust, so long as it has a good faith basis to do so.  The Trust Administrator shall not be liable for having accepted and relied in good faith upon any such accounting, statement or representation if it is later proved to be incomplete, inaccurate or untrue.  Neither the Trust Administrator nor any successor Trust Administrator shall be liable for any act or omission of any predecessor Trust Administrator, nor have a duty to enforce any claims against any predecessor Trust Administrator on account of any such act or omission, unless directed in good faith to do so by the Trust Monitor.

9.4.        Exculpation.  As of the earlier of the Avoidance Action Trust Transfer Date and the Other Debtor Residual Assets Transfer Date, to the fullest extent permitted by applicable law, the Trust Administrator Parties shall be and hereby are exculpated by all Persons, including holders of DIP Credit Agreement Claims, General Unsecured Claims and Units and other parties-in-interest, from any and all claims, causes of action and other assertions of liability arising out of the discharge of their respective powers and duties conferred by the Plan, the Confirmation Order, this Trust Agreement or any Order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law or otherwise, except for actions or omissions to act that are determined by Final Order of the Bankruptcy Court to have arisen out of each such Trust Administrator Party’s own respective willful misconduct (including, but not limited to, conduct that results in a personal profit at the expense of the Trust), gross negligence, fraud, malpractice, criminal conduct, unauthorized use of confidential information that causes damages, breach of fiduciary duty (to the extent applicable), or ultra vires acts.  No holder of a DIP Credit Agreement Claim, General Unsecured Claim or other party-in-interest will have or be permitted to pursue any claim or cause of action against the Trust Administrator Parties or the Trust, for making payments and distributions in accordance with the Plan, the Confirmation Order or the this Trust Agreement or for implementing the provisions thereof.  Any action taken or omitted to be taken with the express approval of the

Bankruptcy Court and, in the case of action taken in respect of the Other Debtor Residual Accepted Assets, with the approval or at the direction of the DIP Lenders will conclusively be deemed not to constitute willful misconduct, gross negligence, fraud, malpractice, criminal conduct, unauthorized use of confidential information that causes damages, breach of fiduciary duty, or ultra vires acts; provided, however, that notwithstanding any provision herein to the contrary, the Trust Administrator shall not be obligated to comply with a direction of the Trust Monitor, whether or not express, which would result in a change to the distribution provisions of the Plan, the Confirmation Order or this Trust Agreement.

9.5.        Limitation of Liability.  In no event shall the Trust Administrator Parties be liable for punitive, exemplary, consequential, special or other damages for a breach of, or otherwise in connection with, this Trust Agreement under any circumstances.

9.6.        Indemnity.

(a)        To the fullest extent permitted by applicable law, the Trust Administrator Parties shall be indemnified by the Trust from the Avoidance Action Trust Assets (other than in respect of the Other Debtor Residual Accepted Assets and activities related thereto) or the Other Debtor Residual Trust Assets (in respect of the Other Debtor Residual Accepted Assets and activities related thereto) for any losses, claims, damages, liabilities and expenses occurring after the earlier of the Avoidance Action Trust Transfer Date and the Other Debtor Residual Assets Transfer Date, including reasonable attorneys’ fees, disbursements and related expenses which the Trust Administrator Parties may incur or to which the Trust Administrator Parties may become subject in connection with any action, suit, proceeding or investigation brought by or threatened against one or more of the Trust Administrator Parties on account of the acts or omissions in their capacity as, or on behalf of, the Trust Administrator; provided, however, that the Trust shall not be liable to indemnify any Trust Administrator Party for any act or omission arising out of such Trust Administrator Party’s respective actions that are determined by a Final Order of the Bankruptcy Court to be willful misconduct (including, but not limited to, conduct that results in a personal profit at the expense of the Trust), gross negligence, fraud, malpractice, criminal conduct, unauthorized use of confidential information that causes damages, breach of fiduciary duty (to the extent applicable), or ultra vires acts.  Notwithstanding any provision herein to the contrary, the Trust Administrator Parties shall be entitled to obtain advances from the Trust to cover their reasonable expenses of defending themselves in any action brought against them as a result of the acts or omissions, actual or alleged, of an Trust Administrator Party in its capacity as such; provided, however, that the Trust Administrator Parties receiving such advances shall repay the amounts so advanced to the Trust immediately upon the entry of a final, non-appealable judgment or order finding that such Trust Administrator Parties were not entitled to any indemnity under the provisions of this Section 9.6.  Any amounts payable to any Trust Administrator Party pursuant to this Section 9.6 (other than in respect of the Other Debtor Residual Accepted Assets and activities related thereto) shall be satisfied as follows: (i) first from the Avoidance Action Trust Administrative Cash, and (ii) second from the Distributable Trust Cash, if any; provided, however, that the use of Distributable Trust Cash as contemplated in clause (ii) of the foregoing shall be subject to the prior approval by the Bankruptcy Court, as provided in

Section 6.1(b).  Any amounts payable to any Trust Administrator Party pursuant to this Section 9.6 in respect of the Other Debtor Residual Accepted Assets and activities related thereto shall be satisfied as follows: (i) first from the Other Debtor Residual Trust Administrative Cash, and (ii) second from the Distributable Other Debtor Residual Trust Cash, if any.

(b)        Anything to the contrary in this Trust Agreement or in any other agreement notwithstanding, to the extent that the Avoidance Action Trust Administrative Cash or Distributable Trust Cash, or the Other Debtor Residual Trust Administrative Cash or Distributable Other Debtor Residual Trust Cash, as the case may be, shall be insufficient to fully indemnify the Trust Administrator Parties or to provide advances to the Trust Administrator Parties in accordance with Section 9.6(a), the Trust Administrator Parties shall be indemnified and shall be entitled to obtain advances, first from the Other GUC Trust Administrative Cash (as defined in the GUC Trust Agreement), and second from the GUC Trust Distributable Assets (as defined in the GUC Trust Agreement), to the same extent as the GUC Trust Administrator Parties under Section 9.6 of the GUC Trust Agreement or any successor provision thereunder, as provided in Section 9.6 of the GUC Trust Agreement in effect on the date hereof.

(c)        The foregoing indemnities in respect of any Trust Administrator Party shall survive the termination of such Trust Administrator Party from the capacity for which they are indemnified.

9.7.        Compensation and Expenses.

(a)        The Trust Administrator shall receive fair and reasonable compensation for its services (other than in respect of the Other Debtor Residual Accepted Assets and activities related thereto), to be paid out of the Avoidance Action Trust Administrative Cash in accordance with the approved Budget (or from the Avoidance Action Trust SEC Reporting Cash in accordance with Section 2.3(e) hereof).  The Trust Administrator shall be entitled, without the need for approval of the Bankruptcy Court, to reimburse itself on a monthly basis (i) from the Avoidance Action Trust Administrative Cash for such compensation and all reasonable out-of-pocket expenses actually incurred in the performance of duties in accordance with this Trust Agreement and the Budget and (ii) from the Avoidance Action Trust SEC Reporting Cash for such compensation and all reasonable out-of-pocket expenses actually incurred in the performance of duties in accordance with this Trust Agreement and with the approval of the Trust Monitor.

(b)        The Trust Administrator shall receive compensation for its services in respect of the Other Debtor Residual Accepted Assets and activities related thereto, to be paid out of the Other Debtor Residual Trust Administrative Cash, as the Trust Administrator and a majority in interest of the DIP lenders shall agree; provided that the Trust Administrator shall not be obligated to undertake any activities in respect of the Other Debtor Residual Accepted Assets unless such compensation arrangements shall be acceptable to the Trust Administrator in its sole discretion.

9.8.        No Personal Financial Liability.  No provision of the Plan, Confirmation Order or this Trust Agreement shall be construed as requiring the Trust Administrator to expend or risk its own funds or otherwise to incur any personal financial liability (x) in the performance of any of its duties thereunder or hereunder, including any situation where the Avoidance Action Trust Assets are insufficient to permit the administration of the Trust or distributions as contemplated herein or the payment of fees and expenses of the Trust Professionals, or (y) in the exercise of any of its rights or powers afforded hereunder or thereunder.

ARTICLE X
SUCCESSOR TRUST ADMINISTRATORS

10.1.        Resignation.  The Trust Administrator may resign from the Trust by giving at least sixty (60) days’ prior written notice thereof to the Trust Monitor.  Such resignation shall become effective on the later to occur of (x) the date specified in such written notice and (y) the effective date of the appointment of a successor Trust Administrator in accordance with Section 10.4 hereof and such successor’s acceptance of such appointment in accordance with Section 10.5 hereof.

10.2.        Removal.  The holders of a majority of the Units or the DIP Lenders may at any time petition the Bankruptcy Court for the removal of the Trust Administrator, but only for good cause shown. Such removal shall become effective on the date ordered by the Bankruptcy Court, provided that such removal shall not become effective until the appointment of a successor Trust Administrator in accordance with Section 10.4 hereof and such successor’s acceptance of such appointment in accordance with Section 10.5 hereof.  The services of the Trust Administrator shall also terminate upon its bankruptcy, provided that such termination shall not become effective until the appointment of a successor Trust Administrator in accordance with Section 10.4 hereof and such successor’s acceptance of such appointment in accordance with Section 10.5 hereof.

10.3.        Effect of Resignation or Removal.  The resignation, removal or bankruptcy of the Trust Administrator shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of the Plan, the Confirmation Order or this Trust Agreement or invalidate any action theretofore taken by the Trust Administrator.  The exculpation, indemnity and limitation of liability provisions of Article X of this Trust Agreement shall survive the resignation, removal or bankruptcy of the Trust Administrator.  All fees and expenses properly incurred by the Trust Administrator prior to the resignation, Incompetency, removal or bankruptcy of the Trust Administrator shall be paid from the Avoidance Action Trust Administrative Cash (other than in respect of the Other Debtor Residual Accepted Assets and activities related thereto), from the Other Debtor Residual Trust Administrative Cash (in respect of the Other Debtor Residual Accepted Assets and activities related thereto) or from Avoidance Action Trust SEC Reporting Cash (in respect of Avoidance Action Trust SEC Reporting Costs in accordance with Section 2.3(e) hereof), unless such fees and expenses are disputed by (x) the Trust Monitor or (y) the successor Trust Administrator, in which case the Bankruptcy Court shall resolve the dispute and any disputed fees and expenses of the predecessor Trust Administrator that are subsequently allowed by the Bankruptcy Court shall be paid from the Avoidance Action Trust Administrative Cash (other than in respect of the Other Debtor Residual Accepted Assets and activities related thereto), from the Other Debtor Residual Trust Administrative Cash (in respect of the Other Debtor Residual Accepted Assets and activities related thereto) or from Avoidance Action Trust SEC Reporting Cash (in respect of Avoidance Action Trust SEC Reporting Costs in accordance with Section 2.3(e) hereof).  In the event of the resignation, removal or bankruptcy of the Trust Administrator, such Trust Administrator shall:

(a)        promptly execute and deliver such documents, instruments and other writings as may be reasonably requested by the successor Trust Administrator or directed by the Bankruptcy Court to effect the termination of such Trust Administrator’s capacity under this Trust Agreement;

(b)        promptly deliver to the successor Trust Administrator all documents, instruments, records and other writings related to the Trust as may be in the possession of such Trust Administrator; and

(c)        otherwise assist and cooperate in effecting the assumption of its obligations and functions by such successor Trust Administrator.

10.4.        Appointment of Successor.  In the event of the resignation, removal, Incompetency or bankruptcy of the Trust Administrator, the Trust Monitor shall promptly appoint a successor Trust Administrator, provided that such appointment shall not take effect unless approved by the Bankruptcy Court upon the petition of the Trust Monitor and until the successor Trust Administrator shall have delivered written acceptance of its appointment as described Section 10.5 below.   If a successor Trust Administrator does not take office within thirty (30) days after the resignation, removal, Incompetency or bankruptcy of the retiring Trust Administrator, the Bankruptcy Court, upon its own motion or the motion of the retiring Trust Administrator or any Trust Beneficiary, shall appoint a successor Trust Administrator.

10.5.        Acceptance of Appointment by Successor Trust Administrator.  Any successor Trust Administrator appointed hereunder shall execute an instrument accepting its appointment and shall deliver one counterpart thereof to the Bankruptcy Court for filing and to the Trust Monitor and, in case of the Trust Administrator’s resignation, to the resigning Trust Administrator.  Thereupon, such successor Trust Administrator shall, without any further act, become vested with all the duties, powers, rights, obligations, title, discretion and privileges of its predecessor in the Trust with like effect as if originally named Trust Administrator and shall be deemed appointed pursuant to Bankruptcy Code Section 1123(b)(3)(B) ; provided, however, such successor Trust Administrator shall file an amendment to the Certificate of Trust with the Secretary of State as required by the Delaware Act.  The predecessor Trust Administrator shall duly assign, transfer and deliver to such successor Trust Administrator all Avoidance Action Trust Assets held by such predecessor Trust Administrator hereunder and shall, as directed by the Bankruptcy Court or reasonably requested by such successor Trust Administrator, execute and deliver an instrument or instruments conveying and transferring to such successor Trust

Administrator upon the trusts herein expressed, all the duties, powers, rights, obligations, title, discretion and privileges of the predecessor Trust Administrator.

10.6.        Successor Entity to Trust Administrator. Any business entity into which the Trust Administrator may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trust Administrator shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Trust Administrator, shall be the successor of the Trust Administrator hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, such successor Trust Administrator shall file an amendment to the Certificate of Trust with the Secretary of State as required by the Delaware Act.

ARTICLE XI
TRUST MONITOR

11.1.        General.

(a)        The Trust Monitor shall oversee the activities of the Trust Administrator as set forth in this Trust Agreement.  In all circumstances, the Trust Monitor shall act in the best interests of all Trust Beneficiaries, in furtherance of the purpose of the Trust, and in accordance with this Trust Agreement.

(b)        In furtherance of its rights and responsibilities under this Trust Agreement, the Trust Monitor shall have access, on reasonable advance notice and during regular business hours, to all such books and records of the Trust and the Trust Administrator, shall have the right to consult with all such professionals engaged by the Trust Administrator and shall participate in all such meetings of the Trust Administrator and the Trust Professionals as the Trust Monitor deems reasonably necessary or appropriate.  Any documents shared between the Trust Administrator and the Trust Monitor shall be subject to joint privilege, and such sharing shall not be deemed to waive any attorney-client or work product privilege in respect of such documents.

(c)        [Intentionally omitted.]

(d)        Notwithstanding anything in this Section 11.1 or Section 11.2 hereof, the Trust Monitor shall not take (or fail to take) any action which will cause the Trust (other than the Avoidance Action Trust Claims Reserve) to fail to qualify as a liquidating trust within the meaning of Treasury Regulation section 301.7701-4(d) that is treated as a grantor trust.

11.2.        Appointment and Removal of the Trust Monitor.

(a)        Subject to Section 11.2(d), the Trust Monitor shall serve until the earlier of (w) the final distribution of all Distributable Trust Assets and the Distributable Other Debtor Residual Trust Assets, if any, (x) its resignation pursuant to subsection (b) of this Section 11.2, (y) its removal pursuant to subsection (c) of this Section 11.2 or (z) its bankruptcy or insolvency.

(b)        The Trust Monitor may resign at any time by written notice of resignation to the Trust Administrator, a copy of which shall also be filed by the Trust Monitor with the Bankruptcy Court.  Such resignation shall be effective no earlier than sixty (60) days from the date of such notice or such earlier time as a successor is appointed in accordance with the provisions of subsection (d) of this Section 11.2.

(c)        The holders of a majority of the Units or the DIP Lenders may at any time petition the Bankruptcy Court for the removal of the Trust Monitor, but only for good cause shown.  Such removal shall become effective on the date ordered by the Bankruptcy Court.

(d)        In the event of the resignation, removal, bankruptcy or insolvency of the Trust Monitor, the Trust Administrator shall promptly appoint a successor Trust Monitor, provided that such appointment shall not take effect unless approved by the Bankruptcy Court upon the petition of the Trust Administrator and until the successor Trust Monitor shall have delivered written acceptance of its appointment as described in clause (e) of this Section 11.2 below; and provided further that until a new Trust Monitor’s appointment is effective, the resigning Trust Monitor’s appointment shall remain in effect, and the resigning Trust Monitor shall fulfill all obligations and duties of the Trust Monitor.  If a successor Trust Monitor does not take office within thirty (30) days after the resignation, removal, incompetency, bankruptcy or insolvency of the retiring Trust Monitor, the Bankruptcy Court, upon its own motion or the motion of the retiring Trust Monitor or any Trust Beneficiary, shall appoint a successor Trust Monitor.

(e)        All fees and expenses properly incurred by the Trust Monitor prior to the resignation, Incompetency, removal or bankruptcy of the Trust Monitor shall be paid from the Avoidance Action Trust Administrative Cash (other than in respect of the Other Debtor Residual Accepted Assets and activities related thereto), from the Other Debtor Residual Trust Administrative Cash (in respect of the Other Debtor Residual Accepted Assets and activities related thereto) or from Avoidance Action Trust SEC Reporting Cash (in respect of Avoidance Action Trust SEC Reporting Costs in accordance with Section 2.3(e) hereof), unless such fees and expenses are disputed by (x) the Trust Administrator or (y) the successor Trust Monitor, in which case the Bankruptcy Court shall resolve the dispute and any disputed fees and expenses of the predecessor Trust Monitor that are subsequently allowed by the Bankruptcy Court shall be paid from the Avoidance Action Trust Administrative Cash (other than in respect of the Other Debtor Residual Accepted Assets and activities related thereto) from the Other Debtor Residual Trust Administrative Cash (in respect of the Other Debtor Residual Accepted Assets and activities related thereto) or from Avoidance Action Trust SEC Reporting Cash (in respect of Avoidance Action Trust SEC Reporting Costs in accordance with Section 2.3(e) hereof).

(f)        Any successor Trust Monitor appointed hereunder shall execute an instrument accepting its appointment and shall deliver one counterpart thereof to the Bankruptcy Court for filing and to the Trust Administrator.

(g)        Immediately upon effectiveness of the appointment of a successor Trust Monitor, all rights, powers, duties, authority, and privileges of the predecessor Trust Monitor hereunder will be vested in and undertaken by the successor Trust Monitor without any further act.  The successor Trust Monitor shall not be liable personally for any act or omission of the predecessor Trust Monitor.

11.3.        Approval of and Consultation with the Trust Monitor.

(I)           Other Than in Respect of the Other Debtor Residual Accepted Assets

(a)        Notwithstanding anything in this Trust Agreement to the contrary, the Trust Administrator shall submit to the Trust Monitor for its review and prior approval the following matters, in addition to any other matters that expressly require the approval of the Trust Monitor pursuant to the terms of the Plan, the Confirmation Order or this Trust Agreement:

(i)        Any decision to settle or otherwise resolve the Term Loan Avoidance Action;

(ii)        Any decision to refrain from making any distributions to the holders of Allowed General Unsecured Claims or Units, as the case may be, in accordance with this Trust Agreement, except as expressly permitted herein;

(iii)        Any decision to retain and/or to terminate the retention of Trust Professionals (other than legal counsel retained to represent the Trust Administrator in connection with its role as Trust Administrator, which shall be in the Trust Administrator’s sole discretion);

(iv)        The incurrence of any cost or expense of the Trust in excess of 10% of any individual line item therefor in the approved Budget, measured on a quarterly basis; provided, however, that approval of the Trust Monitor shall not be required in the case of any cost or expense authorized by further order of the Bankruptcy Court;

(v)        The Budget described in Section 6.3 hereof and any changes thereto;

(vi)        Any amendment of this Trust Agreement as provided in Section 13.13 hereof; and

(vii)        Any distribution that is not made in accordance with the provisions of  Article V as contemplated by Section 5.7; provided, however, that any deviation from the provisions of Article V other than as contemplated by Section 5.7 shall also require approval of the Bankruptcy Court.

(b)        In addition to any other matters that expressly require consultation with the Trust Monitor pursuant to the terms of the Plan, the Confirmation Order or this Trust Agreement, the Trust Administrator shall consult with the Trust Monitor in advance of an application to the Bankruptcy Court to use, or to sell or borrow against, the Distributable Trust Assets in order to satisfy expenses of the Trust, as contemplated by Section 6.1(b) hereof.

(c)        In the event of any disagreement between the Trust Administrator and the Trust Monitor regarding any matter requiring the approval or direction of the Trust Monitor under this Trust Agreement, the Trust Administrator and the Trust Monitor shall consult and negotiate diligently and in good faith to resolve such disagreement.  If despite their good faith efforts, the Trust Administrator and the Trust Monitor are unable to resolve any disagreement, or the Trust Administrator cannot otherwise obtain approval or direction from the Trust Monitor as required by this Trust Agreement, the Trust Administrator may petition the Bankruptcy Court, with a copy to the Trust Monitor, requesting such approval or direction.

(II)           In Respect of the Other Debtor Residual Accepted Assets

The Trust Monitor shall have the rights, powers and privileges to act in respect of the Other Debtor Residual Accepted Assets, if any, in the manner set forth in Section 11.3 (I), mutatis mutandis and to the extent applicable.  For the avoidance of doubt, the Trust Monitor shall no be obligated to undertake any activities in respect of the Other Debtor Residual Trust Assets unless there shall be available sufficient Other Debtor Residual Trust Administrative Cash to pay in full its fees, costs and expenses in respect thereof.

11.4.        Exculpation and Indemnification; Limitation of Liability.  To the fullest extent permitted by applicable law, the Trust Monitor Parties shall not be subject to personal liability, and shall be exculpated and indemnified, and shall have the right to obtain advances to cover reasonable expenses of defense, to the same extent as the Trust Administrator Parties pursuant to Section 9.2, Section 9.4, Section 9.5, Section 9.6 and Section 10.3.  In no event will the Trust Monitor Parties be liable for punitive, exemplary, consequential, special or other damages for a breach of, or otherwise in connection with, this Trust Agreement under any circumstances.

11.5        Compensation and Expenses.

(a)        The Trust Monitor shall receive fair and reasonable compensation for its services (other than in respect of the Other Debtor Residual Accepted Assets and activities related thereto), to be paid out of the Avoidance Action Trust Administrative Cash, in accordance with the approved Budget (or from the Avoidance Action Trust SEC Reporting Cash in accordance with Section 2.3(e) hereof).  The Trust Monitor shall be entitled on a monthly basis, without the need for approval of the Bankruptcy Court, to direct the Trust Administrator to reimburse the Trust Monitor (i) from the Avoidance Action Trust Administrative Cash for all reasonable out-of-pocket expenses actually incurred in the performance of duties in accordance with this Trust Agreement, consistent with the Budget prepared pursuant to Section 6.3 hereof and (ii) from the Avoidance Action Trust SEC Reporting Cash for such compensation and all reasonable out-of-pocket expenses actually incurred in the performance of duties in accordance with this Trust Agreement.

(b)        The Trust Monitor shall receive compensation for its services than in respect of the Other Debtor Residual Accepted Assets and activities related thereto, to be paid out of the Other Debtor Residual Trust Administrative Cash, as the Trust Monitor and a majority in interest of the DIP lenders shall agree; provided that the Trust Monitor shall not be obligated to undertake any activities in respect of the Other Debtor Residual Accepted Assets unless such compensation arrangements shall be acceptable to the Trust Monitor in its sole discretion.

ARTICLE XII
ACTION BY MAJORITY OF HOLDERS OF UNITS

Holders of a majority of the Units or the DIP Lenders from time to time outstanding may petition the Bankruptcy Court to remove the Trust Administrator in accordance with Section 10.2 or to remove the Trust Monitor in accordance with Section 11.1, but in each case only for good cause shown.  In determining whether the holders of a majority of the Units have concurred in any such petition, Units held by the Trust Administrator or the Trust Monitor or any of their respective Affiliates shall be disregarded.

ARTICLE XIII
MISCELLANEOUS PROVISIONS

13.1.        Actions Taken on Other Than Business Day.  In the event that any payment or act under the Plan, the Confirmation Order or this Trust Agreement is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

13.2.        Governing Law.  This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to rules governing conflicts of law.

13.3        Jurisdiction.  Subject to the proviso below, the parties agree that the Bankruptcy Court shall have exclusive and continuing jurisdiction over the Trust and the Trust Administrator, including the administration and activities of the Trust and the Trust Administrator; provided, however, that notwithstanding the foregoing, the Trust Administrator shall have power and authority to bring any action in any court of competent jurisdiction to prosecute any claims or Causes of Action assigned to the Trust, including the Delaware Chancery Court, the Delaware Superior Court and the Delaware Supreme Court.

13.4.        Third Party Beneficiary.  Trust Beneficiaries (including the DIP Lenders in their capacities as such) are third party beneficiaries of this Trust Agreement.  The Trust Administrator Parties (other than the Trust Administrator) are third party beneficiaries of the provisions of Section 9.2, Section 9.4 and Section 9.6 of this Trust Agreement. The Trust Monitor Parties (other than the Trust Monitor) are third party beneficiaries of the provisions of Section 11.4 of this Trust Agreement, and, to the extent incorporated therein, Section 9.2, Section 9.4, Section 9.5 and Section 9.6 of this Trust Agreement.  Except as aforesaid, there are no other third party beneficiaries of this Trust Agreement.

13.5        Severability.  In the event any provision of this Trust Agreement or the application thereof to any person or circumstances shall be determined by a final, non-appealable judgment or order to be invalid or unenforceable to any extent, the remainder of this Trust Agreement or the application of such provision to persons or circumstances or in jurisdictions other than those as to or in which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Trust Agreement shall be valid and enforceable to the fullest extent permitted by law.

13.6        Notices.  Any notice or other communication required or permitted to be made under this Trust Agreement shall be in writing and shall be deemed to have been sufficiently given, for all purposes, if delivered personally, by email, facsimile, sent by nationally recognized overnight delivery service or mailed by first-class mail:

(A)        if to the Trust Administrator, to:

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware, 19890-1615
Phone: (302) 636-6000
Fax: (302) 636-4140
Attn: Corporate Trust Administration

With a copy to:

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166-0193
Phone: (212) 351-3991
Fax: (212) 351-6391
Attn: Matthew Williams and Keith Martorana

(B)        if to the Trust Monitor, to:

FTI Consulting, Inc.
1201 W. Peachtree St., Suite 600
Atlanta, GA 30309

(C)        if to any Trust Beneficiary, to:

(1)	in the case of a DIP Lender,

a.        if to the U.S. Treasury, to:

United States Department of the Treasury
1500 Pennsylvania Avenue, NW
Washington, D.C. 20220
Attn: Chief Counsel, Office of Financial Stability
Telecopier: (202) 927-9225

b.        if to EDC, to:

Export Development Canada
151 O’Connor Street
Ottawa, Ontario
Canada K1A 1K3
Attention: Loans Services
Telecopy: 613-598-2514;

with a copy to:

Export Development Canada
151 O’Connor Street
Ottawa, Ontario
Canada K1A 1K3
Attention: Asset Management/Covenants Officer
Telecopy: 613-598-3186

(2)	in the case of a holder of an Allowed General Unsecured Claim, to the last known address of such holder according to the Debtors’ Schedules and/or such holder’s proof of claim; and

(3)
        in the case of holder of Units, to such address as appears on the books and records of the Trust Administrator, or such  other address as may be designated from time to time by notice given in accordance with the provisions of this Section 13.6.

13.7.        Headings.  The headings contained in this Trust Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Trust Agreement or of any term or provision hereof.

13.8.        Plan.  The terms of this Trust Agreement are intended to supplement the terms provided by the Plan and the Confirmation Order.  To the extent that the terms of sections 5.6 and 6.5 of the Plan are inconsistent with the terms set forth in this Trust Agreement with respect to the Trust, then the terms of the Trust Agreement shall govern.  All other provisions of the Plan shall supersede the provisions of this Trust Agreement, including section 6.15 of the Plan, which provides that the restrictions set forth in paragraph 20 of the Final Order approving the DIP Credit Agreement (ECF No. 2529) shall continue to apply.

13.9.        Ambiguities and Construction.

(a)        The Trust created by this Trust Agreement (other than the Avoidance Action Trust Claims Reserve) is intended to qualify as a liquidating trust under Treasury Regulation section 301.7701-4(d) for U.S. federal and applicable state and local income tax purposes and, to the extent provided by law, shall be governed and construed in all respects as such a trust and any ambiguity herein shall be construed consistent herewith and, if necessary, this Trust Agreement may be amended to comply with such U.S. federal and applicable state and local income tax laws, which amendments may apply retroactively.

(b)        Unless the context otherwise requires:

(i)        a term has the meaning assigned to it;

(ii)        “or” is not exclusive;

(iii)        words in the singular include the plural, and in the plural include the singular;

(iv)        all references herein to Articles, Sections and other subsections, unless referring specifically to the Plan or provisions of the Bankruptcy Code, the Bankruptcy Rules, or other law, statute or regulation, refer to the corresponding Articles, Sections and other subsections of this Trust Agreement;

(v)        the words “hereof,” “herein,” “hereunder” and similar words refer to this Trust Agreement as a whole and not to any particular provision, Article, Section or subsection of this Trust Agreement unless otherwise specified;

(vi)        words importing persons shall include firms, associations, corporations and other entities;

(vii)        any pronoun shall include the corresponding masculine, feminine and neuter forms; and

(viii)        “including” means including without limitation.

13.10.        Entire Trust Agreement.  This Trust Agreement contains the entire agreement between the parties and supersedes all prior and contemporaneous agreements or understandings between the parties with respect to the subject matter hereof.

13.11.        Cooperation.  The Debtors shall turn over or otherwise make available to the Trust Administrator at no cost to the Trust or the Trust Administrator, all books and records reasonably required by the Trust Administrator to carry out its duties hereunder, and agree to otherwise reasonably cooperate with the Trust Administrator in carrying out its duties hereunder, subject to the obligation to preserve the confidential nature of the Debtors’ books and records, as provided in Section 13.12.

13.12.        Confidentiality.  The Trust Administrator and the Trust Monitor, and their respective employees, members, agents, professionals and advisors, including the Trust Professionals (each a “Confidential Party” and collectively the “Confidential Parties”) shall hold strictly confidential and not use for personal gain any material, non-public information of which they have become aware in their capacity as a Confidential Party, of or pertaining to any Debtor to which any of the Avoidance Action Trust Assets relates or which is otherwise received from the Debtors by the Trust; provided, however, that such information may be disclosed if

(i)        it is now or in the future becomes generally available to the public other than as a result of a disclosure by the Confidential Parties; or

(ii)        such disclosure is required of the Confidential Parties pursuant to legal process, including subpoena or other court order or other applicable laws or regulations.

In the event that any Confidential Party is requested to divulge confidential information pursuant to clause (ii), such Confidential Party shall promptly, in advance of making such disclosure, provide reasonable notice of such required disclosure to the Trust Administrator (or the Trust Monitor in case the Trust Administrator is the disclosing party) to allow sufficient time to object to or prevent such disclosure through judicial or other means and shall cooperate reasonably with the Trust Administrator (or the Trust Monitor, as applicable) in making any such objection, including appearing in any judicial or administrative proceeding in support of any objection to such disclosure.

13.13.        Amendment and Waiver.

(a)        The Trust Administrator, with the approval of the Trust Monitor, may amend or supplement this Trust Agreement without notice to or consent of the Bankruptcy Court or any Trust Beneficiary for the purpose of (x) curing any ambiguity, omission, inconsistency or correcting or supplementing any defective provision; (y) evidencing and providing for the acceptance of the appointment of a successor Trust Administrator or Trust Monitor; or (z) making any other changes to this Trust Agreement that does not adversely affect the interests of the Trust Beneficiaries in any material respect.

(b)        The Trust Administrator may amend or supplement this Trust Agreement for any other purpose, but only on petition to, and with the approval of, the Bankruptcy Court; provided that (x) no amendment or supplement to this Trust Agreement shall be inconsistent with the purpose and intent of the Trust to dispose of in an expeditious but orderly manner the Avoidance Action Trust Assets in accordance with the terms of the Plan, the Confirmation Order and this Trust Agreement, and (y) this Trust Agreement shall not be amended in a manner that is inconsistent with the Plan in the form confirmed by the Bankruptcy Court, subject to any post-confirmation modifications to the Plan pursuant to Section 1127 of the Bankruptcy Code.

(c)        Any amendment to this Trust Agreement shall be filed with the Bankruptcy Court.

(d)        No amendment shall be made to any provision of this Trust Agreement that materially and adversely affects the rights of the DIP Lenders without the written consent of the DIP Lenders.

(e)        The Trust Administrator shall file any amendment to the Certificate of Trust with the Secretary of State as may be required or permitted by the Delaware Act.

13.14.        Counterparts.  This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.  A facsimile or portable document file (PDF) signature of any party shall be considered to have the same binding legal effect as an original signature.

[Remainder of Page Blank — Signature Pages Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Trust Agreement or caused this Trust Agreement to be duly executed by their respective officers, representatives or agents, effective as of the date first above written.

Motors Liquidation Company

By:	/s/ Ted Stenger
	Name:	Ted Stenger
	Title:	Executive Vice President

MLC of Harlem, Inc.

By:	/s/ Ted Stenger
	Name:	Ted Stenger
	Title:	Executive Vice President

MLCS, LLC

By:	/s/ Ted Stenger
	Name:	Ted Stenger
	Title:	Executive Vice President

MLCS Distribution Corporation

By:	/s/ Ted Stenger
	Name:	Ted Stenger
	Title:	Executive Vice President

Remediation and Liability Management Company, Inc.

By:	/s/ Ted Stenger
	Name:	Ted Stenger
	Title:	Executive Vice President

Environmental Corporate Remediation Company, Inc.

By:	/s/ Ted Stenger
	Name:	Ted Stenger
	Title:	Executive Vice President

Wilmington Trust Company, as Trust Administrator and trustee

By:	/s/ Ted Stenger
	Name:	David A. Vanaskey, Jr.
	Title:	Vice President

– and –

FTI Consulting, Inc., as Trust Monitor

By:	/s/ Ted Stenger
	Name:	Anna Phillips
	Title:	Senior Managing Director

Exhibit A

Cash Accounts:

Avoidance Action Budget Sub Account
Avoidance Action Assets Sub Account
Avoidance Action Trust SEC Reporting Costs Account

Exhibit B

FORM OF
CERTIFICATE OF TRUST
OF
MOTORS LIQUIDATION COMPANY AVOIDANCE ACTION TRUST

THIS Certificate of Trust of Motors Liquidation Company Avoidance Action Trust (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

1.           Name.  The name of the statutory trust formed by this Certificate of Trust is Motors Liquidation Company Avoidance Action Trust.

2.           Delaware Trustee.  The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890, Attn: Corporate Trust Administration.

3.           Effective Date.  This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trust administrator and trustee

By:_______________________________
Name:
Title: